Exhibit 4.1

EXECUTION VERSION

VIASAT, INC.

as Issuer

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee and Collateral Trustee

Indenture

Dated as of March 27, 2019

5.625% Senior Secured Notes due 2027

TABLE OF CONTENTS

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

3

4

ARTICLE 13
MISCELLANEOUS

Section 13.01.	Holder Communications; Holder Actions	123
Section 13.02.	Notices	124
Section 13.03.	Certificate and Opinion as to Conditions Precedent	125
Section 13.04.	Statements Required in Certificate or Opinion	125
Section 13.05.	Payment Date Other Than a Business Day	126
Section 13.06.	Governing Law	126
Section 13.07.	No Adverse Interpretation of Other Agreements	126
Section 13.08.	Successors	126
Section 13.09.	Duplicate Originals	126
Section 13.10.	Separability	126
Section 13.11.	Table of Contents and Headings	126
Section 13.12.	No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders	127

EXHIBITS
EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Legend
EXHIBIT F	Regulation S Certificate
EXHIBIT G	Rule 144A Certificate
EXHIBIT H	Institutional Accredited Investor Certificate

5

INDENTURE, dated as of March 27, 2019, between Viasat, Inc., a Delaware corporation, as the Company, and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral trustee (in such capacity, the “Collateral Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $600,000,000 aggregate principal amount of the Company’s 5.625% Senior Secured Notes due 2027, and, if and when issued, any Additional Notes as provided herein (the “Notes”). All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.    Definitions.

“Acceptable Exclusions” means:

(1)	war, invasion or hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by:

(a)	any government or sovereign power (de jure or de facto),

(b)	any authority maintaining or using a military, naval or air force,

(c)	a military, naval or air force, or

(d)	any agent of any such government, power, authority or force;

(2)	any anti-satellite device, or device employing atomic or nuclear fission and/or fusion, or device employing laser or directed energy beams;

(3)

insurrection, strikes, labor disturbances, riots, civil commotion, rebellion, revolution, civil war, usurpation, or action taken by a government authority in hindering, combating or defending against such an occurrence, whether there be declaration of war or not;

(4)

confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government or governmental authority or agent (whether secret or otherwise or whether civil, military or de facto) or public or local authority or agency (whether secret or otherwise);

(5)	nuclear reaction, nuclear radiation, or radioactive contamination of any nature, whether such loss or damage be direct or indirect, except for radiation naturally occurring in the space environment;

(6)	electromagnetic or radio frequency interference, except for physical damage to the Covered Satellite directly resulting from such interference;

(7)	willful or intentional acts of the named insured designed to cause loss or failure of the Covered Satellite;

(8)

any act of one or more Persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss, damage or failure resulting therefrom is accidental or intentional;

(9)	any unlawful seizure or wrongful exercise of control of the Covered Satellite and/or launch vehicle made by any Person or Persons acting for political or terrorist purposes;

(10)	loss of income or revenue, incidental damages or indirect and/or consequential loss;

(11)	extra expenses, except to the extent this exclusion conflicts with the insuring agreements’ provisions for corrective measures;

(12)	third party liability;

(13)	loss of a redundant component(s) that does not cause a transponder or beam failure; and

(14)

such other similar exclusions or modifications to the foregoing exclusions as either may be customary for policies of such type as of the date of issuance or renewal of such coverage or may otherwise be reasonably acceptable to the Company.

“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or is merged, amalgamated or consolidated with or into the Company or a Restricted Subsidiary, or assumed in connection with the acquisition of assets or property from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, amalgamation, consolidation or acquisition, and (b) Indebtedness secured by a Lien encumbering any asset or property acquired by such specified Person. The term “Acquired Indebtedness” does not include Indebtedness of a Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or is merged, amalgamated or consolidated with or into the Company or a Restricted Subsidiary or such assets or property are acquired, which Indebtedness of such Person will not be deemed to be Indebtedness of the Company or any Restricted Subsidiary.

“Additional Notes” means any notes issued under this Indenture in addition to the Initial Notes, having the same terms in all respects as the Initial Notes, or in all respects except with respect to interest paid or payable on or prior to the first Interest Payment Date after the issuance of such Additional Notes.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction” has the meaning assigned to such term in Section 4.11(a).

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Members” has the meaning assigned to such term in Section 2.09(b)(3).

“Aggregate In-Orbit Insurance Amount” means 75.0% of the aggregate net book value of all in-orbit Covered Satellites other than Excluded Satellites. For the purposes of this definition, aggregate net book value with respect to a Covered Satellite shall exclude any liability of a satellite purchaser to pay the satellite manufacturer any satellite performance incentive payments and any liability of a satellite manufacturer to pay the satellite purchaser any satellite performance warranty paybacks.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1)	1.0% of the principal amount of such Note and

(2)

the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on April 15, 2022, (each such redemption price being described under Section 3.01) plus (ii) all required interest payments due on such Note through April 15, 2022 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal of such Note, as such amount is calculated by the Company.

“Asset Sale” means, (a) the sale, lease (other than an operating lease entered into in the ordinary course of business), conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions that are part of a common plan) of assets or property of the Company or any Restricted Subsidiary or (b) the issuance or sale of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law), in each case by the Company or any of its Restricted Subsidiaries (each referred to for the purposes of this definition as a “disposition”).

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)	an issuance or other disposition of Capital Stock, property or other assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)	the disposition of Cash Equivalents in the ordinary course of business;

(3)

a disposition of equipment, inventory, receivables or other tangible or intangible assets or property (x) in the ordinary course of business or (y) to any Unrestricted Subsidiary or Permitted Joint Venture in compliance with Section 4.11;

(4)

a disposition of obsolete, surplus, damaged or worn out property, equipment or other assets, or of property, equipment or other assets that are no longer useful or economically practicable to maintain in the conduct of the business of the Company and its Restricted Subsidiaries;

(5)	a disposition pursuant to a Sale/Leaseback Transaction;

(6)	the disposition of all or substantially all of the assets and properties of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(7)	any Restricted Payment that is permitted to be made, and is made, under Section 4.07 or any Permitted Investment;

(8)

any disposition of assets or property, or issuance or sale of Capital Stock of any Restricted Subsidiary, in a single transaction or series of related transactions with an aggregate Fair Market Value of less than or equal to $40.0 million;

(9)	the creation or incurrence of a Permitted Lien or any other Lien created or incurred in compliance with Section 4.12 and dispositions in connection therewith;

(10)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(11)	the issuance and sale by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by Section 4.09;

(12)

the lease, assignment, license, sublicense or sublease of any real or personal property (including, without limitation, of intellectual property or other general intangibles) in the ordinary course of business;

(13)	without limiting the foregoing, the assignment, license, cross-license or sublicense of intellectual property related to any satellite and/or related ground infrastructure and equipment;

(14)	dispositions of satellite capacity, bandwidth, beams, transponders or threads or other grants of rights of satellite use or of any other portion of a satellite in the ordinary course of business;

(15)

dispositions of any satellite (other than the ViaSat-1 and ViaSat-2 satellites) (or any portion thereof or any rights to acquire any satellite) for Fair Market Value: (i) to any Person for whom such satellite was procured that is not an Affiliate of the Company or (ii) where the definitive agreement for such disposition is entered into prior to such satellite entering into commercial service;

(16)

a surrender or waiver of obligations of trade creditors or customers or contract rights (including, without limitation, pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer) or a compromise, settlement, release or surrender of any contract, tort or other claim in the ordinary course of business;

(17)	dispositions arising from any foreclosures, condemnations, eminent domain, seizure, nationalization or any similar actions on assets or property;

(18)	any sale or other disposition of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(19)

dispositions of Investments (including, without limitation, Capital Stock) in Permitted Joint Ventures to the extent required by, or made pursuant to, the applicable joint venture agreement, stockholders agreement, partnership agreement, LLC agreement or other similar agreements or arrangements; and

(20)

dispositions of accounts receivable and related assets or property (including, without limitation, collateral securing accounts receivable, contracts and guarantees or other obligations in respect of accounts receivable, proceeds of accounts receivable and other assets or property which are customarily transferred in connection with asset securitization transactions involving accounts receivable) in connection with the Incurrence of Indebtedness permitted by clause (21) of Section 4.09(b).

“Asset Sale Offer” has the meaning assigned to such term in Section 4.10(d).

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee, which Person shall be reasonably acceptable to the Company.

“Authentication Order” has the meaning assigned to such term in Section 2.02(c).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member or managing member or other governing body of such entity or general partner, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the place of payment are authorized or required by law to close. If a payment date at a place of payment is not on a Business Day, payment shall be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, participations (including rights to receive a share of profits or losses), equity appreciation rights or other equivalents (however designated) of or in equity of such Person, including any Preferred Stock or any limited liability company, membership or partnership interests (whether general or limited), together with any and all warrants, options or other rights to purchase or acquire any of the foregoing, but excluding any debt securities convertible into or exchangeable for any of the foregoing.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP (but excluding any and all obligations under satellite capacity or bandwidth arrangements), and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty; provided that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Indenture (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the financial statements to be delivered pursuant to Section 4.03.

“Cash Equivalents” means:

(1)	U.S. dollars, or in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)

securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(3)

marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from S&P Global Ratings, “A-2” or better from Moody’s Investors Service, Inc., or “A” or better from Fitch Ratings, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if all of the three named Rating Agencies cease publishing ratings of investments;

(4)

certificates of deposit, demand deposits, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P Global Ratings, “A-2” or the equivalent thereof by Moody’s Investors Service, Inc., or “A” or the equivalent thereof by Fitch Ratings, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if all of the three named Rating Agencies cease publishing ratings of investments, and having combined capital and surplus in excess of $500.0 million;

(5)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

(6)

commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P Global Ratings, “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or “F2” or the equivalent thereof by Fitch Ratings, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if all of the three named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(7)	interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): automated clearing house transactions, treasury and/ or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payables services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities and merchant services.

“Certificated Note” means a certificated Note registered in the name of the Holder substantially in the form of Exhibit A, including appropriate legends as set forth in Section 2.01(b), but that does not bear the DTC Legend and does not have the “Schedule of Exchanges of Notes” attached thereto.

“Change of Control” means:

(1)

the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) of the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; or

(2)

the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets and properties of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(3)	the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Change of Control Offer” has the meaning assigned to such term in Section 4.14(b).

“Change of Control Payment” has the meaning assigned to such term in Section 4.14(b)(1).

“Change of Control Payment Date” has the meaning assigned to such term in Section 4.14(b)(2).

“Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by a downgrade by one or more gradations, including gradations within ratings categories as well as between ratings categories, or withdrawal of the rating of the Notes, within the Ratings Decline Period by at least one Rating Agency, as a result of which the rating of the Notes is below the rating by such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the assets and properties subject to Liens created by the Security Documents.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of the date hereof, among the Company, the other grantors party from time to time thereto, the Trustee, and the Collateral Trustee and the other parties thereto from time to time, as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time.

“Collateral Trust Joinder” means a joinder to the Collateral Trust Agreement in accordance with the terms thereof.

“Common Stock” means with respect to any Person, any and all shares of, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Article 5.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of the Consolidated EBITDA of such Person for the most recently ended four consecutive fiscal quarters for which internal financial statements prepared on a consolidated basis are available, calculated on a Pro Forma Basis, to (y) Consolidated Interest Expense of such Person for such period, calculated on a Pro Forma Basis.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)	increased (without duplication) by the following items to the extent deducted (other than with respect to clause (h) below) in calculating such Consolidated Net Income:

(a)	Consolidated Interest Expense; plus

(b)	Consolidated Income Taxes; plus

(c)	consolidated depreciation charges and expenses; plus

(d)	consolidated amortization charges and expenses or impairment charges; plus

(e)	earn-out obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period; plus

(f)

all non-cash losses, charges and expenses, including any write-offs or write-downs (excluding (i) any such non-cash charge to the extent it represents an accrual of or reserve for cash charges that the Company reasonably expects will be settled prior to the final maturity date of the Notes, or (ii) amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); plus

(g)

Restructuring Charges and any reasonable expenses or charges related to any proposed or consummated Equity Offering, Investment, acquisition, Incurrence of Indebtedness or recapitalization; provided that any amounts added to Consolidated EBITDA pursuant to this clause will not exceed 20.0% of Consolidated EBITDA for such period (determined prior to giving effect to the addbacks contemplated by this clause (g)); plus

(h)	Pro Forma Cost Savings;

(2)

decreased (without duplication and to the extent increasing Consolidated Net Income of such Person for such period) by non-cash gains or income (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA in any prior period ending after the Issue Date);

(3)

increased (with respect to losses) or decreased (with respect to gains) by (without duplication) any net cash or realized gains and losses relating to (i) amounts denominated in foreign currencies resulting from the application of the Financial Accounting Standards Board’s Accounting Standards Codification 830 (including net realized cash or gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related Hedging Obligations (entered into in the ordinary course of business or consistent with past practice)) or (ii) any other amounts denominated in or otherwise trued-up to provide similar accounting as if they were denominated in foreign currencies; and

(4)

increased (with respect to losses) or decreased (with respect to gains) by (without duplication) any gain or loss relating to Hedging Obligations (excluding Hedging Obligations entered into in the ordinary course of business or consistent with past practice).

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, federal, state, franchise, excise, property and similar taxes and foreign withholding taxes paid or accrued, regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum (without duplication) of:

(1)

the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent that such expense was deducted (and not added back) in computing Consolidated Net Income (including pay in kind interest payments, amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to Hedging Obligations (other than in connection with the early termination thereof), but excluding (a) any non-cash interest expense attributable to the movement in the mark-to-market valuation of Indebtedness, Hedging Obligations or other derivative instruments, (b) all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, discounts, fees and expenses and expensing of any bridge, commitment or other financing fees, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and (c) all discounts, commissions, fees and other charges associated with any receivables financing); plus

(2)	interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person; plus

(3)	consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(4)	interest income of such Person and its Restricted Subsidiaries for such period to the extent included in Consolidated Net Income; plus

(5)	Receivables Fees; plus

(6)	interest expense attributable to Capitalized Lease Obligations and the interest component of any deferred payment obligations; plus

(7)

amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense; plus

(8)

the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries that are not Subsidiary Guarantors payable to a party other than the Company or a Wholly

Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

provided, that, in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of such four-quarter period, the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person will be disregarded. For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP; provided, however, that these will not be included in such Consolidated Net Income on an after-tax basis (without duplication):

(1)

any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that, subject to the limitations contained in clauses (3) through (7) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2)

solely for the purpose of determining the amount available for Restricted Payments under clause (C)(i) of Section 4.07(a), any net income (but not loss) of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that, subject to the limitations contained in clauses (3) through (7) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(3)

any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Company or such Restricted Subsidiary, other than in the ordinary course of business;

(4)	any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(5)

any net income or loss included in the consolidated statement of operations with respect to noncontrolling interests due to the application of Accounting Standards Codification Topic 810, Consolidation;

(6)	any net after-tax extraordinary gain or loss; and

(7)	the cumulative effect of a change in accounting principles.

“Consolidated Senior Secured Debt Ratio,” means, with respect to any Person as of any date, the ratio of: (1) (a) the aggregate outstanding Senior Secured Indebtedness of such Person and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, minus (b) the amount of unrestricted Cash Equivalents of such Person and its Restricted Subsidiaries as of such date on a consolidated basis, in each case, calculated on a Pro Forma Basis, to (2) the Consolidated EBITDA of such Person for the most recently ended four consecutive fiscal quarters for which internal financial statements prepared on a consolidated basis are available, calculated on a Pro Forma Basis.

“Convertible Notes” means Indebtedness of the Company that is optionally convertible into Common Stock of the Company (and/or cash based on the value of such Common Stock) and/or Indebtedness of a Subsidiary of the Company that is optionally exchangeable for Common Stock of the Company (and/or cash based on the value of such Common Stock).

“Corporate Trust Office” means, with respect to the Trustee and the Collateral Trustee, the office of the Trustee and the Collateral Trustee at which at any time its corporate trust business relating to this Indenture shall be administered, which such office on the date hereof shall be the address of the Trustee and the Collateral Trustee specified in Section 13.02 hereof or such other address as to which the Trustee or the Collateral Trustee, as applicable, may give notice to the Holders and the Company, or the principle corporate trust office of any successor trustee or collateral trustee (or such address as such successor trustee or collateral trustee may designate by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning assigned to such term in Section 8.03.

“Covered Satellite” means any Satellite or a portion of a Satellite, as applicable, with respect to which the Company or any of its Restricted Subsidiaries owns or retains risk of loss.

“Debt Facility” means one or more debt facilities (including, without limitation, the Senior Credit Facility and the Ex-Im Credit Facility) or commercial paper facilities or indentures with banks or other institutional lenders or trustees providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee and whether provided under the original Senior Credit Facility, the original Ex-Im Credit Facility or any other credit or other agreement or indenture).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Designated Noncash Consideration” means the Fair Market Value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration by the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale or other disposition of or payment or collection on such Designated Noncash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), in each case at the option of the holder thereof or upon the happening of any event:

(1)

matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto));

(2)

is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(3)	is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or a direct or indirect parent of the Company or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Company or its Subsidiaries or a direct or indirect parent of the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability;

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“ECA Indebtedness” means any Indebtedness issued to or owed to or guaranteed or otherwise supported by any export credit agency (whether of the United States or any foreign jurisdiction and including, without limitation, Export-Import Bank of the United States, Compagnie Française d’Assurance pour le Commerce Extérieur, Nippon Export and Investment Insurance and any other government export credit agency) or institution serving a similar function for the purpose of financing (in whole or in part) the purchase, acquisition, design, construction, manufacture, installation, testing, delivery or launch of one or more satellites and/or any gateway facilities, earth stations and other ground infrastructure (including user terminals and hub equipment) relating thereto or any similar services with respect to any or all of the foregoing, and any insurance premiums, fees, costs and expenses with respect to any of the foregoing.

“Equity Offering” means a public offering or private sale for cash by the Company or any direct or indirect parent of the Company of Capital Stock (other than Disqualified Stock), other than (x) public offerings with respect to the Company’s Capital Stock, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary of the Company or (z) any offering of the Company’s Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Euro Infrastructure Co.” means Euro Broadband Infrastructure Sàrl, a Switzerland société à responsabilité limitée.

“Euro Retail Co.” means Euro Broadband Retail Sàrl, a Switzerland société à responsabilité limitée.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Proceeds” has the meaning assigned to such term in Section 4.10(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Ex-Im Credit Facility” means the Credit Agreement dated as of March 12, 2015, among ViaSat Technologies Limited, the Company, JPMorgan Chase Bank, National Association (as Ex-Im facility agent) and the Export-Import Bank of the United States, as amended through the Issue Date and as the same may be further amended, restated, supplemented, modified, renewed, extended, refunded, restructured, replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder, provided that such additional Indebtedness is Incurred in accordance with Section 4.09), and in each case including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith.

“Excluded Satellite” means any (a) Covered Satellite that has a book value of less than $50.0 million, (b) Covered Satellite that is not expected or intended, in the good faith determination of the Company, to earn revenue from the operation of such Covered Satellite in excess of $75.0 million for the immediately succeeding 12-month calendar period, (c) Covered Satellite with one year or less of in-orbit life remaining (it being understood and agreed that such Covered Satellite shall be deemed to have “in-orbit life” only for so long as it is maintained in station kept orbit in a manner consistent with applicable governmental and ITU requirements), (d) Covered Satellite for which the procurement of In-Orbit Insurance in the amounts and on the terms required herein would not be available at a premium amount that is, and on other terms and conditions that are, commercially reasonable despite commercially reasonable efforts to obtain such coverage (including efforts to minimize the exclusions and insurance deductibles, subject to usual and customary exclusions consistent with the operating status of the Covered Satellite) and (e) Covered Satellite designated as an Excluded Satellite by the Company if the Company determines in good faith that (i)(A) such Covered Satellite’s performance and/or operating status has been adversely affected by anomalies or component exclusions and the Company and its Restricted Subsidiaries are unlikely to receive insurance proceeds from a future failure thereof or (B) there are systemic failures or anomalies applicable to satellites of the same model or using the same components and (ii) the Company and its Restricted Subsidiaries are unlikely to obtain usual and customary coverage in the satellite insurance market for the Covered Satellite at a premium amount that is, and on other terms and conditions that are, commercially reasonable despite commercially reasonable efforts to obtain such coverage (including efforts to minimize the exclusions and insurance deductibles, subject to usual and customary exclusions consistent with the anomalies and/or operating status of the Covered Satellite).

“Existing Notes” means the Company’s 5.625% Senior Notes due 2025.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Company, whose determination will be conclusive for all purposes under this Indenture and the Notes).

“Fixed GAAP Date” means April 1, 2018; provided, that at any time and from time to time after the Issue Date, the Company may by written notice to the Trustee elect to change the Fixed GAAP Date to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any direct or indirect Subsidiary of such Restricted Subsidiary.

“Funded Debt” means, with respect to any specified Person, any Indebtedness of such Person, whether or not contingent, in respect of borrowed money or advances or evidenced by indentures, bonds, notes, debentures, loan agreements or similar instruments. For the avoidance of doubt, “Funded Debt” shall not include Hedging Obligations.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Fixed GAAP Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Indenture.

“Global Note” means a Note in registered global form substantially in the form of Exhibit A hereto, including appropriate legends as set forth in Section 2.01(b).

“Grantor” means each of the Company and any other entity pledging property or assets as Collateral.

“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing, any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, properties, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)

entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedge Provider” means any Person that is an Agent, Lender or Arranger (as each such term is defined in the Senior Credit Facility) or an Affiliate of the foregoing that delivers a Collateral Trust Joinder, whether or not such Person subsequently ceases to be an Agent, Lender or Arranger or Affiliate of the foregoing.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, currency, commodity risks or equity risks either generally or under specific contingencies.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“IAI Global Note” means a Global Note resold to Institutional Accredited Investors bearing the Restricted Legend.

“In-Orbit Insurance” means, with respect to any Covered Satellite, insurance or other contractual arrangement providing for coverage against the risk of loss of or damage to such Covered Satellite attaching upon the expiration of the launch insurance therefor (or, if launch insurance is not procured, upon the initial completion of in-orbit testing) and attaching, during the commercial in-orbit service of such Covered Satellite, upon the expiration of the immediately preceding corresponding policy or other contractual arrangement, as the case may be, subject to the terms and conditions set forth in this Indenture.

“In-Orbit Spare Capacity” means a satellite or the payload of a satellite that:

(1)	is available in the event of a Covered Satellite loss or failure in order to restore service on the Covered Satellite;

(2)	meets or exceeds the contractual performance specifications for the payload being protected; and

(3)	may be provided directly by the Company or a Restricted Subsidiary or by another satellite operator pursuant to a contractual arrangement.

“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, Guarantee, incur or otherwise become liable for such Indebtedness, Capital Stock or Lien; provided, however, that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)

the principal of and premium (if any) in respect of any indebtedness of such Person in respect of borrowed money, if and to the extent that such indebtedness would appear as a liability on a balance sheet (excluding the notes thereto) of such Person prepared in accordance with GAAP;

(2)

the principal of and premium (if any) in respect of any indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments, if and to the extent that such indebtedness would appear as a liability on a balance sheet (excluding the notes thereto) of such Person prepared in accordance with GAAP;

(3)

the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4)

the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property, which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto (except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business), in each case if and to the extent that such obligations would appear as a liability on a balance sheet (excluding the notes thereto) of such Person prepared in accordance with GAAP;

(5)	the principal of any indebtedness of such Person in respect of Capitalized Lease Obligations;

(6)

the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Non-Guarantor Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)

to the extent not otherwise included in this definition, Indebtedness of another Person secured by a Lien on any asset or property of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset or property at such date of determination and (b) the amount of such Indebtedness of such other Person;

(8)

to the extent not otherwise included in this definition, any Guarantee by such Person of the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(9)

to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time).

The term “Indebtedness” shall not include any lease, concession or license of property (or guarantee thereof) that would be considered an operating lease under GAAP as in effect on the Issue Date, any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices, or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business or consistent with past practices.

Notwithstanding the foregoing, in no event shall the following constitute Indebtedness: (1) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness; provided that such money is held to secure the payment of such interest; (2) obligations to make payments to one or more insurers under satellite insurance policies in respect of premiums or the requirement to remit to such insurer(s) a portion of the future revenues generated by a satellite which has been declared a constructive total loss, in each case in accordance with the terms of the insurance policies relating thereto; (3) obligations to make progress or incentive payments (including any in-orbit incentive payments) or other deferred payments earned during the life of a satellite under any satellite manufacturing contract or to make payments under satellite launch contracts in respect of launch services provided thereunder; (4) obligations under satellite capacity or bandwidth arrangements (whether or not classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP); (5) any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case Incurred in the ordinary course of business; (6) prepaid or deferred revenue arising in the ordinary course of business; (7) Cash Management Services; (8) in connection with the purchase by the Company or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner; and (9) obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that has been irrevocably defeased or irrevocably satisfied and discharged pursuant to the terms of such agreement.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Notes or Additional Notes by the Company.

“Insolvency or Liquidation Proceeding” means:

(1)

any voluntary or involuntary case commenced by or against the Company or any other Grantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization, receivership, liquidation or adjustment or marshaling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)

any liquidation, dissolution, marshaling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)

any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Institutional Accredited Investor” means an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act).

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit H hereto.

“Intercreditor Agreement” means the First Lien Pari Passu Intercreditor Agreement, to be dated as of the Issue Date, among the Senior Credit Facility Agent, the Collateral Trustee and each additional representative in respect of a Series of Pari Passu Lien Debt from time to time party thereto and acknowledged and agreed to by the Company, as it may be amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Interest Payment Date” means each April 15 and October 15 of each year.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc., BBB- (or the equivalent) by S&P Global Ratings, or BBB- (or the equivalent) by Fitch Ratings, Inc. or any equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person (1) all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including Guarantees), (b) advances or capital contributions (excluding accounts receivable, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, directors, managers, employees, consultants and independent contractors in the ordinary course of business) or (c) purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities issued by any such other Person and (2) investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in clause (1) of this definition to the extent that such transactions involve the transfer of cash or other property; provided that Investments shall not include:

(1)

intercompany receivables and payables (including with Unrestricted Subsidiaries and Permitted Joint Ventures) in the ordinary course of business in exchange for goods and services on an arm’s length basis;

(2)	Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(3)	endorsements of negotiable instruments and documents in the ordinary course of business; and

(4)	an acquisition of assets, property, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of Section 4.07:

(1)

“Investment” will include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s aggregate “Investment” in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such designation; and

(2)	any assets or property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.

“Issue Date” means March 27, 2019.

“Junior Lien” means a Lien granted, or purported to be granted, by a Security Document to the Collateral Trustee, at any time, upon any property of the Company or any Subsidiary Guarantor to secure Junior Lien Obligations.

“Junior Lien Debt” means any Funded Debt (including borrowings under any Junior Lien Documents) that is secured by a Junior Lien and that was permitted to be Incurred and permitted to be so secured under the applicable Junior Lien Documents; provided, that, (i) on or before such Funded Debt is Incurred by the Company or a Subsidiary Guarantor, such Funded Debt is designated by the Company as “Junior Lien Debt” for the purposes of the Junior Lien Documents in accordance with the Collateral Trust Agreement, and (ii) unless such Funded Debt is Incurred under an existing Junior Lien Document for any Series of Junior Lien Debt whose Junior Lien Debt Representative is already party to the Collateral Trust Agreement, the Junior Lien Debt Representative for such Funded Debt executes and delivers a Collateral Trust Joinder. For the avoidance of doubt, Hedging Obligations secured by a Junior Lien do not constitute Junior Lien Debt but may constitute Junior Lien Obligations.

“Junior Lien Debt Representative” means, in the case of any Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt or is appointed as a representative for such Junior Lien Debt (for purposes related to the administration of the

Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, and who has executed a Collateral Trust Joinder, together with its successors and assigns in such capacity.

“Junior Lien Documents” means any indenture, notes, credit agreement or other agreement or instrument pursuant to which any Junior Lien Debt is Incurred and the Junior Lien Security Documents.

“Junior Lien Obligations” means any Junior Lien Debt and all other Obligations in respect of Junior Lien Debt, including any post-petition interest whether or not allowable, and all guarantees of any of the foregoing.

“Junior Lien Secured Parties” means the holders of Junior Lien Obligations and each Junior Lien Debt Representative.

“Junior Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, consent or direct arrangements, or other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating or perfecting (or purporting to create or perfect) or governing rights of enforcement with respect to, a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the holders of Junior Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

“Legal Defeasance” has the meaning assigned to such term in Section 8.02.

“Lien” means, with respect to any asset or property, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset or property and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” means (1) any Restricted Payment, acquisition or other Investment permitted under this Indenture by the Company or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (2) any repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock with respect to which a notice of repayment (or similar notice) has been issued.

“Net Cash Proceeds” means the aggregate cash proceeds (using the Fair Market Value of any Cash Equivalents) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct cash costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal of, premium, if any, and interest on Indebtedness required (other than pursuant to Section 4.10(b)) to be paid as a result of such transaction, any costs associated with unwinding any related Hedging Obligations in connection with such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset or property disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)    as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and

(2)    as to which the lenders will not have any contractual recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than the Capital Stock of an Unrestricted Subsidiary).

“Non-U.S. Person” means a Person that is not a “U.S. person,” as defined in Regulation S.

“Notes” has the meaning assigned to such term in the Recitals. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture and, unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Obligations” means Obligations in respect of the Notes, this Indenture, the Subsidiary Guarantees and the Security Documents.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premiums, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, payable by the Company or Subsidiary Guarantors under the documentation governing any Indebtedness.

“Offer to Purchase” has the meaning assigned to such term in Section 3.04.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Controller, the Treasurer or the Secretary (or any person serving the equivalent function of any of the foregoing) of such Person.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company or a direct or indirect parent of the Company.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

“Pari Passu Indebtedness” means Indebtedness that ranks pari passu in right of payment to the Notes or, with respect to any Subsidiary Guarantor, such Subsidiary Guarantor’s Subsidiary Guarantee.

“Pari Passu Lien” means a Lien granted, or purported to be granted, pursuant to a Security Document to the Collateral Trustee, at any time, upon any property of the Company or any Subsidiary Guarantor to secure Pari Passu Lien Obligations.

“Pari Passu Lien Debt” means (1) the Notes issued on the Issue Date, (2) any Additional Notes, and (3) any other Funded Debt (including borrowings under any other Pari Passu Lien Documents) that is secured by a Pari Passu Lien and that was permitted to be Incurred and permitted to be so secured under the applicable Pari Passu Lien Documents; provided, that, in the case of this clause (3), (a) on or before such Funded Debt is Incurred such Funded Debt is designated by the Company as “Pari Passu Lien Debt” for the purposes of the Pari Passu Lien Documents in an officer’s certificate executed and delivered in accordance with the Collateral Trust Agreement, and (b) unless such Funded Debt is Incurred under an existing Pari Passu Lien Document for any Series of Pari Passu Lien Debt whose Pari Passu Lien Debt Representative is already party to the Collateral Trust Agreement, the Pari Passu Lien Debt Representative for such Funded Debt executes and delivers a Collateral Trust Joinder in respect of and in accordance with the Collateral Trust Agreement. For the avoidance of doubt, (x) Hedging Obligations secured by a Pari Passu Lien do not constitute Pari Passu Lien Debt but may constitute Pari Passu Lien Obligations; and (y) obligations in respect of the Senior Credit Facility do not constitute Pari Passu Lien Debt.

“Pari Passu Lien Debt Representative” means (a) in the case of this Indenture, the Trustee, (b) in the case of any other Series of Pari Passu Lien Debt, the trustee, agent or representative of the holders of such Series of Pari Passu Lien Debt who maintains the transfer register for such Series of Pari Passu Lien Debt or is appointed as a representative of the Pari Passu Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Pari Passu Lien Debt, and (c) in the case of secured Hedging Obligations owing to a Hedge Provider, such Hedge Provider, in each case, who has executed a Collateral Trust Joinder, together with its successors and assigns in such capacity.

“Pari Passu Lien Documents” means this Indenture and any other indenture, notes, credit agreement or other agreement or instrument pursuant to which any Pari Passu Lien Debt is Incurred and the Pari Passu Lien Security Documents.

“Pari Passu Lien Obligations” means the Pari Passu Lien Debt and all other Obligations in respect of Pari Passu Lien Debt, together with secured Hedging Obligations, including any post-petition interest whether or not allowable, and all guarantees of any of the foregoing. In addition to the foregoing, all obligations owing to the Collateral Trustee in its capacity as such, whether pursuant to the Collateral Trust Agreement or one or more of the Pari Passu Lien Documents, shall in each case be deemed to constitute Pari Passu Lien Obligations (with the obligations described in this sentence being herein the “Collateral Trustee Obligations”), which Collateral Trustee Obligations shall be entitled to the priority provided in clause FIRST of Section 3.04(a) of the Collateral Trust Agreement.

“Pari Passu Lien Secured Parties” means the holders of Pari Passu Lien Obligations, each Pari Passu Lien Debt Representative and the Collateral Trustee.

“Pari Passu Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, consent or direct arrangements, or other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating or perfecting (or purporting to create or perfect) or governing rights of enforcement with respect to, a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any of the Pari Passu Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and as described in Section 7.01 of the Collateral Trust Agreement.

“Paying Agent” refers to a Person engaged by the Company to perform the obligations of the Trustee in respect of payments to be made or funds to be held hereunder in respect of the Notes.

“Permitted Asset Swap” means the purchase and sale or exchange of assets related to a Similar Business (or a combination of such assets and cash or Cash Equivalents) between the Company or any of its Restricted Subsidiaries, on the one hand, and another Person, on the other hand; provided that (1) such purchase and sale or exchange must occur within 90 days of each other and (2) any cash or Cash Equivalents received must be applied in accordance with Section 4.10.

“Permitted Bond Hedge” means any call options or capped call options referencing the Company’s Common Stock purchased by the Company concurrently with the issuance of

Convertible Notes to hedge the Company’s or any Subsidiary issuer’s obligations under such Indebtedness.

“Permitted Debt” has the meaning assigned to such term in Section 4.09(b).

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)	the Company or a Restricted Subsidiary;

(2)	a Person that is engaged in a Similar Business if, as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary; or

(b)

such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation, transfer, conveyance or liquidation;

(3)	cash and Cash Equivalents, and Investments that were Cash Equivalents when made;

(4)

receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms or such other concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)

commission, payroll and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)

loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Company or any Restricted Subsidiary for business-related travel and entertainment expenses, moving and relocation expenses and similar expenses, in each case in the ordinary course of business;

(7)

loans or advances to, or guarantees of Indebtedness of, officers, directors, employees, managers, consultants and independent contractors of the Company or any Restricted Subsidiary in an aggregate amount not in excess of $15.0 million at any one time outstanding;

(8)	any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a)

in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(b)

in satisfaction of judgments or received in compromise, settlement or resolution of obligations of trade creditors, customers, dealers or distributors that were incurred in the ordinary course of business or of any litigation, arbitration or other dispute; or

(c)

as a result of a foreclosure or other remedial action by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any Investment in default;

(9)

Investments made as a result of (a) the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10; provided that, to the extent that the assets sold in such Asset Sale were part of the Collateral and the assets received as non-cash consideration are required to be pledged as collateral pursuant to the Senior Credit Facility, such assets will be pledged as Collateral pursuant to the Security Documents reasonably promptly after receipt by the Company or a Restricted Subsidiary thereof; or (b) any other disposition of assets or property not constituting an Asset Sale;

(10)

any Investment (a) in existence on the Issue Date, (b) made pursuant to binding commitments in effect on the Issue Date, or (c) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (b) or (c), provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended, except as contemplated pursuant to the terms of such Investment in existence on the Issue Date or as otherwise permitted under this definition or under Section 4.07;

(11)	Hedging Obligations, Cash Management Services and Guarantees permitted under Section 4.09;

(12)

intercompany current liabilities owed to Unrestricted Subsidiaries or Permitted Joint Ventures Incurred in the ordinary course of business in connection with the cash management operations of the Company and its Subsidiaries;

(13)

Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans;

(14)

Investments made with respect to any Permitted Joint Venture or Unrestricted Subsidiary (or any Person which upon the making of such Investment becomes a Permitted Joint Venture or Unrestricted Subsidiary), when taken together with all other Investments made pursuant to this clause (14) since the Issue Date that are at that time outstanding, having an aggregate Fair Market Value (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at the time of such Investment not to exceed 150.0% of the Consolidated EBITDA of the Company for the most recently ended four consecutive fiscal quarters for which internal financial statements prepared on a consolidated basis are available, calculated on a Pro Forma Basis;

(15)

Investments in TrellisWare, when taken together with all other Investments made pursuant to this clause (15) since the Issue Date that are at that time outstanding, having an aggregate Fair Market Value (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at the time of such Investment not to exceed $40.0 million;

(16)

Investments in Euro Retail Co. and Euro Infrastructure Co., when taken together with all other Investments made pursuant to this clause (16) since the Issue Date that are at that time outstanding, having an aggregate Fair Market Value (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at the time of such Investment not to exceed $175.0 million;

(17)

Investments by the Company or any of its Restricted Subsidiaries, when taken together with all other Investments made pursuant to this clause (17) in such Fiscal Year that are at that time outstanding, having an aggregate Fair Market Value (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at the time of such Investment not to exceed, in any Fiscal Year, the greater of $300.0 million and 10.0% of Total Assets (the “Annual Investment Amount”); provided, that (i) if at the end of the applicable Fiscal Year, Investments made pursuant to this clause (17) are less than the Annual Investment Amount, then the amount by which the Annual Investment Amount exceeds the Investments made in such Fiscal Year pursuant to this clause (17) may be carried forward and included in the aggregate amount of Investments permitted to be made in succeeding Fiscal Years pursuant to this clause (17) (including the application of any carry-forward permitted by this subclause (i)) and (ii) in no event shall the amount of Investments made pursuant to this clause (17) in any Fiscal Year exceed $550,000,000;

(18)	any Investments so long as, immediately after giving effect to the making of the Investment, the Consolidated Senior Secured Debt Ratio of the Company does not exceed 3.50 to 1.00;

(19)	Investments to the extent made in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company;

(20)	any repurchase of Indebtedness not constituting Subordinated Obligations; and

(21)	any Permitted Asset Swap.

“Permitted Joint Venture” means: (a) TrellisWare (unless and until such time as TrellisWare becomes a Wholly Owned Subsidiary), (b) any Satellite Joint Venture or (c) any other Person (other than a Restricted Subsidiary) in which the Company or any of its Restricted Subsidiaries has made a Permitted Investment or any Investment permitted to be made pursuant to Section 4.07 (or Subsidiary of such Person), which Person is engaged in a Similar Business and in respect of which the Company or any of its Restricted Subsidiaries beneficially owns at least 10.0% of the Capital Stock of such Person.

“Permitted Liens” means, with respect to any Person:

(1)

Liens Incurred to secure Obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (1) of Section 4.09(b) and obligations secured ratably thereunder; provided, that, to the extent such Liens are in respect of the Collateral, such Lien will be subject to the Collateral Trust Agreement and the Intercreditor Agreement, to the extent required by such documents;

(2)

Liens Incurred to secure Obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (4) of Section 4.09(b) and obligations secured ratably thereunder; provided, that (i) such Liens extend only to the assets, property and/or Capital Stock, the acquisition, design, development, lease, construction, repair, replacement, maintenance, installation, improvement or insurance of which is financed thereby and any replacements, upgrades, additions, accessions and improvements thereto and any income or profits thereof and any contracts, licenses, consents, permits, authorizations, services or insurance policies relating thereto (and including, in each case, the proceeds thereof); and (ii) any such Lien shall be created concurrently with or within twelve months following the acquisition of such assets, property or Capital Stock; provided, further, that individual financings provided by a lender may be cross-collateralized to other financings provided by such lender or its affiliates;

(3)

Liens Incurred to secure Obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (5) of Section 4.09(b) and obligations secured ratably thereunder; provided, that such Liens extend only to the satellite or Satellite Project that is the subject of such ECA Indebtedness and any related assets, property, contracts, licenses, consents, permits, authorizations, services or insurance policies and any Capital Stock of any Subsidiary that is a borrower under or guarantor of such ECA Indebtedness (and including, in each case, the proceeds thereof); provided, further, that individual financings provided by a lender may be cross-collateralized to other financings provided by such lender or its affiliates;

(4)

Liens Incurred in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases, or Liens to secure public or statutory obligations of such Person or to secure surety, stay, customs or appeal bonds, or as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(5)

Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, suppliers’, vendors’, materialmen’s, repairmen’s, construction contractors’, mechanics’ or other like Liens, or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP) or with respect to which the failure to make payment could not reasonably be expected to have a material adverse effect as determined in good faith by management of the Company;

(6)

Liens for taxes, assessments or other governmental charges or levies (i) which are not yet due and payable, (ii) which are being contested in good faith and for which appropriate reserves are being maintained to the extent required by GAAP, or for property taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property or (iii) with respect to which the failure to make payment could not reasonably be expected to have a material adverse effect as determined in good faith by the Company;

(7)

Liens to secure surety, stay, appeal, bid, indemnification, warranty, release, performance or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances or similar obligations in the ordinary course of business, or Liens with respect to insurance premium financing;

(8)

survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(9)	Liens securing Hedging Obligations, Cash Management Services and other bank products so long as any related Indebtedness is permitted to be Incurred under this Indenture;

(10)	leases, licenses, subleases, sublicenses, occupancy agreements or assignments of assets or real or personal property (including, without limitation, real property and intellectual property rights);

(11)

judgment and attachment Liens and Liens arising by reason of a court order or decree and notices of lis pendens and associated rights related to litigation being contested in good faith, in each case not giving rise to an Event of Default;

(12)

Liens (A) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, (B) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, or (C) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;

(13)

Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off, revocation, refund or chargeback or similar rights and remedies as to deposit or securities accounts or other funds or instruments maintained with a depositary institution; provided that:

(a)

such deposit or securities account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)	such deposit or securities account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(14)

Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(15)

Liens existing on the Issue Date (other than Liens permitted under clauses (1) (which clause (1) includes Liens Incurred to secure Indebtedness under the Senior Credit Facility), (3) or (19) (which clause (19) includes Liens Incurred to secure Indebtedness in respect of the Notes) of this definition);

(16)

Liens on assets, property or Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary or is merged, amalgamated or consolidated with or into the Company or a Restricted Subsidiary; provided, however, that such Liens were not Incurred in connection with, or in contemplation of, such event; provided further, however, that any such Lien may not extend to any other property owned by the Company or any other Restricted Subsidiary;

(17)

Liens on assets or property (including Capital Stock) at the time the Company or a Restricted Subsidiary acquires the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens were not Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens do not extend to any other property owned by the Company or any other Restricted Subsidiary;

(18)	Liens securing Indebtedness or other obligations of the Company owing to a Restricted Subsidiary, or of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

(19)	Liens securing Obligations in respect of the Notes and the Subsidiary Guarantees (but excluding any Additional Notes and related guarantees);

(20)

Liens securing Indebtedness Incurred to refinance, refund, replace, defease, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (9), (15), (16), (17), (19) and (20) of this definition or securing Refinancing Indebtedness Incurred pursuant to clause (15) of Section 4.09(b); provided that any such Lien is limited to all or part of the same property or assets (plus any additions, improvements, accessions, replacements, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of assets or property that is the security for a Permitted Lien hereunder;

(21)	any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(22)	Liens in favor of the Company or any Restricted Subsidiary;

(23)

Liens securing Indebtedness or other obligations in an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $75.0 million and (y) 25.0% of the Consolidated EBITDA of the Company for the most recently ended four consecutive fiscal quarters for which internal financial statements prepared on a consolidated basis are available, calculated on a Pro Forma Basis;

(24)

Liens securing Replacement Satellite Vendor Indebtedness permitted under clause (19) of Section 4.09(b) or securing Indebtedness permitted under clause (20) of Section 4.09(b) which Liens cover only assets or property acquired with or financed by such Indebtedness;

(25)	Liens on cash collateral not to exceed $50.0 million in the aggregate at any time securing letters of credit;

(26)	Liens securing Indebtedness permitted under clause (21) of Section 4.09(b);

(27)	other non-consensual Liens incurred in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

(28)

Liens that may be deemed to exist by virtue of contractual provisions that restrict the ability of the Company or any of its Restricted Subsidiaries from incurring or creating Liens on their assets or property;

(29)

Liens on deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements and Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(30)	Liens on the Capital Stock of Unrestricted Subsidiaries;

(31)

Liens on the Capital Stock of Permitted Joint Ventures to secure Indebtedness of such Permitted Joint Ventures or arising under or pursuant to any joint venture agreement, stockholders agreement, partnership agreement, LLC agreement or similar agreement; and

(32)

Liens securing Indebtedness permitted to be Incurred pursuant to the covenant described under Section 4.09 (a) if, at the time of the Incurrence of such Indebtedness and on a Pro Forma Basis, the Consolidated Senior Secured Debt Ratio would not exceed 3.50 to 1.00 or (b) to the extent constituting Junior Lien Debt; provided that, to the extent such Liens are in respect of the Collateral, such Lien will be subject to the Collateral Trust Agreement and the Intercreditor Agreement, to the extent required therein.

For purposes of determining compliance with this definition, (x) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company may, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of the Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (1) of this definition (giving effect to the Incurrence of such portion of such Indebtedness), the Company, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (1) of this definition and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

“Permitted Warrant” means any call option in respect of the Company’s Common Stock sold by the Company concurrently with the issuance of Convertible Notes.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Pro Forma Basis” means, with respect to the calculation of any test, financial ratio, metric, basket or covenant under this Indenture, including the Consolidated Coverage Ratio and the Consolidated Senior Secured Debt Ratio, and the calculation of Consolidated EBITDA or Total Assets of any Person and its Restricted Subsidiaries as of any period or date, that pro forma effect will be given to any acquisition, merger, amalgamation, consolidation or Investment, any Incurrence, assumption, repayment or redemption of Indebtedness (including Indebtedness Incurred, assumed, repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, metric, basket or covenant is being calculated), all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change (including the entry into any material contract or arrangement) or any designation of a Restricted Subsidiary as an Unrestricted Subsidiary or of an Unrestricted Subsidiary as a Restricted Subsidiary, in each case that has occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, metric, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period; provided that (x) pro forma effect will be given to reasonably identifiable and quantifiable pro forma cost savings or expense reductions related to operational efficiencies (including the entry into any material contract or arrangement), strategic initiatives or purchasing improvements and other cost savings, improvements or synergies, in each case, that have been realized, or are reasonably expected to be realized, by such Person and its Restricted Subsidiaries based upon actions to be taken within 24 months after the consummation of the action as if such cost savings, expense reductions, improvements and synergies occurred on the first day of the Reference Period and (y) no amount shall be added back pursuant to this definition to the extent duplicative of amounts that are otherwise included in computing Consolidated EBITDA for such Reference Period.

For purposes of making any computation referred to above:

(1)

if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term in excess of 12 months);

(2)

interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Company or a direct or indirect parent of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

(3)	interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate as the Company may designate; and

(4)

interest on any Indebtedness under a revolving credit facility or a receivables financing computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

Any pro forma calculation may include, without limitation, adjustments calculated in accordance with Regulation S-X under the Securities Act, and adjustments calculated to give effect to any Pro Forma Cost Savings.

“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of cost savings, operating expense reductions, operating improvements (including the entry into any material contract or arrangement) and acquisition synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken by the Company (or any successor thereto) or any Restricted Subsidiary, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that such cost savings, operating expense reductions, operating improvements and synergies are reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Company (or any successor thereto) or any direct or indirect parent of the Company) and are reasonably anticipated to be realized within 24 months after the consummation of any change that is expected to result in such cost savings, expense reductions, operating improvements or synergies; provided that no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment, add-back, exclusion or otherwise, for such period; provided further that any adjustments calculated to give effect to any Pro Forma Cost Savings shall not exceed, in an aggregate amount, 20.0% of Consolidated EBITDA for such period (determined prior to giving effect to such Pro Forma Cost Savings).

“Rating Agency” means (1) each of S&P Global Ratings, Moody’s Investors Service, Inc., and Fitch Ratings, Inc. or (2) if any of S&P Global Ratings, Moody’s Investors Service, Inc., or Fitch Ratings, Inc. ceases to rate the Notes, a nationally recognized statistical rating agency selected by the Company as a replacement agency for S&P Global Ratings, Moody’s Investors Service, Inc., or Fitch Ratings, Inc., as the case may be.

“Ratings Decline Period” means the period that (1) begins on the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (2) ends on the date that is 30 days following consummation of such Change of Control.

“Ratio Debt” has the meaning assigned to such term in Section 4.09(a).

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off- balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, redeem, retire, repay or extend (including pursuant to any defeasance or discharge mechanism) (or successive refundings, refinancings, replacements, exchanges, renewals, repayments or extensions) as a whole, or in part, of any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary, Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary or Indebtedness of any Subsidiary Guarantor that refinances Indebtedness of the Company or any Subsidiary Guarantor) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1)

(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)

such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, defeasance costs or premiums (including tender premiums) required by the instruments governing such existing Indebtedness and fees, underwriting discounts and other costs and expenses incurred in connection therewith);

(4)

if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee on terms not materially less favorable, when taken as a whole, to the Holders as those contained in the documentation governing the Indebtedness being refinanced; and

(5)	Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Subsidiary Guarantor.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Regular Record Date” for the interest payable on any Interest Payment Date means the April 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit F hereto.

“Regulation S Legend” means the legend set forth in Exhibit E.

“Reinstatement Date” has the meaning assigned to such term in Section 4.18(a).

“Replacement Assets” means (1) substantially all the assets of a Person primarily engaged in a Similar Business or (2) a majority of the Voting Stock of any Person primarily engaged in a Similar Business that will become, on the date of acquisition thereof, a Restricted Subsidiary.

“Replacement Satellite Vendor Indebtedness” means Indebtedness of the Company or a Restricted Subsidiary provided by a satellite or satellite launch vendor, insurer or insurance agent or Affiliate thereof for (i) the construction, launch or insurance of all or part of one or more replacement satellites or satellite launches for such satellites, where “replacement satellite” means a satellite that is to be used: (x) as a replacement for the ViaSat-1 satellite, or (y) for continuation or expansion of the Company’s satellite service as a replacement for, or supplement to, a satellite that is retired or relocated (due to a deterioration in operating useful life) within the existing service area or reasonably determined by the Company to no longer meet the requirements for such service or as a supplement to one or more existing satellites to provide additional capacity or (ii) the replacement of a spare satellite that has been launched or that is no longer capable of being launched or suitable for launch. Replacement Satellite Vendor Indebtedness includes any Refinancing Indebtedness thereof.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” has the meaning assigned to such term in Section 4.07.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Restructuring Charges” means all charges, accruals, reserves, costs and expenses caused by or attributable to (a) any restructuring, relocation, reconfiguration, conversion, consolidation, closure, start-up, integration, termination, cost saving initiative, business optimization or transition of any business, facility, function, product, equipment or other asset or property or in respect of any acquisition, disposition or other transaction, (b) any recruiting, signing, retention or completion bonus or severance, relocation, restructuring or curtailment costs in each case for any future, current or former officers, directors, employees, managers, consultants or independent consultants or (c) any modifications to pension and post-retirement benefit plans or arrangements.

“Retained Declined Proceeds” has the meaning assigned to such term in Section 4.10(e).

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit G hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Subsidiaries) and the Company or a Restricted Subsidiary leases it from such Person.

“Satellite” means any satellite owned by the Company or any of its Restricted Subsidiaries and any satellite purchased by the Company or any of its Restricted Subsidiaries pursuant to the terms of a satellite purchase agreement with the prime contractor and manufacturer of such Satellite relating to the manufacture, testing and delivery of such satellite, whether such satellite is in the process of manufacture, has been delivered for launch or is in orbit (whether or not in operational service).

“Satellite Joint Venture” means (a) Euro Retail Co. (unless and until such time as Euro Retail Co. becomes a Wholly Owned Subsidiary), (b) Euro Infrastructure Co. (unless and until such time as Euro Infrastructure Co. becomes a Wholly Owned Subsidiary), (c) any other Person

(other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has made an Investment, which Person is engaged in a business relating to the financing, development, construction, launch, operation or improvement of one or more satellites, satellite-related infrastructure or satellite-related equipment and/or the provision of satellite-based services, and (d) any Subsidiary of such Person.

“Satellite Project” means any of the following activities: (a) purchasing, acquiring, designing, developing, procuring, constructing, manufacturing, managing, launching, testing, operating, insuring and commercializing any satellite; (b) purchasing, acquiring, procuring, leasing, managing and operating capacity, bandwidth, beams, transponders or threads or other rights of use on one or more satellites; (c) purchasing, acquiring, designing, developing, procuring, constructing, manufacturing, managing, testing, operating, maintaining, insuring, leasing and commercializing gateway facilities, earth stations and other ground infrastructure (including user terminals and hub equipment) for satellites; (d) procuring, making, holding and maintaining licenses, authorizations, approvals, permits, filings, registrations, consents, agreements and other instruments with respect to any of the foregoing and any payments associated therewith; and (e) pursuing such other lawful business activities as may be related, ancillary or complementary to any of the foregoing or a reasonable extension or expansion thereof.

“SEC” means the United States Securities and Exchange Commission.

“Secured Debt Documents” means, the Pari Passu Lien Documents and the Junior Lien Documents.

“Secured Debt Representative” means each Pari Passu Lien Debt Representative and each Junior Lien Debt Representative.

“Secured Parties” means the Pari Passu Lien Secured Parties and the Junior Lien Secured Parties.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means each of the Pari Passu Lien Security Documents, each of the Junior Lien Security Documents, and each of the other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, consent or direct arrangements, or other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating or perfecting (or purporting to create or perfect) or governing rights of enforcement with respect to, a Lien upon Collateral in favor of the Collateral Trustee, as contemplated by the Collateral Trust Agreement.

“Senior Credit Facility” means the Credit Agreement dated as of November 26, 2013, among the Company, MUFG Union Bank, N.A., as Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, Compass Bank, Credit Suisse AG, Cayman Islands Branch, Royal Bank of Canada and SunTrust Bank, as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Union Bank, N.A. and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Book Runners and MUFG Union

Bank, N.A., as Administrative Agent and Collateral Agent (in such capacity, the “Senior Credit Facility Agent”), and the lenders parties thereto from time to time, as amended through the Issue Date and as the same may be further amended, restated, supplemented, modified, renewed, extended, refunded, restructured; replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder, provided that such additional Indebtedness is Incurred in accordance with Section 4.09), and in each case including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith.

“Senior Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien (other than Indebtedness with respect to Cash Management Services or Junior Lien Debt).

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained.

“Series of Pari Passu Lien Debt” means, severally, Funded Debt under this Indenture and each other issue or series of Pari Passu Lien Debt for which a single transfer register is maintained.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business or other activities that are similar, reasonably related, incidental, complementary or ancillary thereto, or that constitute an extension, development or expansion thereof.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such

Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

“Subsidiary Guarantor” means each Restricted Subsidiary that provides a Subsidiary Guarantee in accordance with this Indenture; provided that upon release or discharge of such Restricted Subsidiary from its Subsidiary Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.

“Successor Company” has the meaning assigned to such term in Section 5.01(a)(1).

“Successor Guarantor” has the meaning assigned to such term in Section 5.01(b)(1).

“Suspended Covenants” has the meaning assigned to such term in Section 4.18(b).

“Suspension Date” has the meaning assigned to such term in Section 4.18(a).

“Suspension Period” has the meaning assigned to such term in Section 4.18(b).

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent internal consolidated balance sheet of the Company, determined on a Pro Forma Basis.

“Treasury Rate” means as of any date of redemption of Notes the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (or is obtainable from the Federal Reserve System’s Data Download Program as of the date of such H.15) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to April 15, 2022; provided, however, that if the period from the redemption date to April 15, 2022 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 15, 2022 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“TrellisWare” means TrellisWare Technologies, Inc., a Delaware corporation.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of that is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Unrestricted Subsidiary” means:

(1)	as of the Issue Date, TrellisWare and Euro Retail Co.;

(2)

any Subsidiary of the Company that at the time of determination shall have been designated an Unrestricted Subsidiary by the Board of Directors of the Company or any direct or indirect parent of the Company in the manner provided in Section 4.17; and

(3)	any Subsidiary of an Unrestricted Subsidiary.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

“Wholly Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) is owned by the Company or one or more Wholly Owned Subsidiaries.

Section 1.02.    Rules of Construction. (a) Unless the context otherwise requires or except as otherwise expressly provided,

(1)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2)    “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision;

(3)    “or” is not exclusive;

(4)    “including” is not limiting;

(5)    words in the singular include the plural, and in the plural include the singular;

(6)    all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(7)    references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(8)    in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may divide and classify such transaction as it, in its sole discretion, determines.

(b)        Notwithstanding anything in this Indenture to the contrary, when (i) calculating any applicable ratio in connection with the Incurrence of Indebtedness, the creation of Liens, the making of any Asset Sale, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as restricted or unrestricted, the repayment of Indebtedness or for any other purpose, (ii) determining whether any Default or Event of Default has occurred, is continuing or would result from any action, or (iii) determining compliance with any other condition precedent to any action or transaction, in each case of clauses (i) through (iii) in connection with a Limited Condition Transaction, the date of determination of such ratio, whether any Default or Event of Default has occurred, is continuing or would result therefrom, or the satisfaction of any other condition precedent shall, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, a “Transaction Election”), be deemed to be the date of declaration of such Restricted Payment or the date that the definitive agreement for such Restricted Payment, Investment, acquisition, Asset Sale or Incurrence, repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock is entered into, the date a public announcement of an intention to make an offer in respect of the target of such acquisition or Investment or the date of such notice, which may be conditional, of such repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock is given to the holders of such Indebtedness, Disqualified Stock or Preferred Stock (any such date, the “Transaction Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof), with such ratios, absence of defaults, satisfaction of conditions precedent and other provisions calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the most recent period of four consecutive fiscal quarters of the Company ended on or prior to such time (taken as one accounting period) in respect of which internal financial statements for each quarter or fiscal year in such period are available, the Company could have taken such action on the relevant Transaction Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (i) if any of such ratios, absence of defaults, satisfaction of conditions precedent or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA), a change in facts and circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios, absence of defaults, satisfaction of conditions precedent and other provisions will not be deemed to have been exceeded, breached, or otherwise failed to have been satisfied as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Transaction and any related transactions is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions. If the Company has made a Transaction Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Limited Condition Transaction or otherwise on or following the relevant Transaction Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) have been consummated. For purposes of any calculation pursuant to this paragraph of the Consolidated Coverage Ratio, Consolidated Interest Expense may be calculated using an assumed interest rate for the Indebtedness to be Incurred in connection with such Limited Condition Transaction based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith.

ARTICLE 2

THE NOTES

Section 2.01.    Form, Dating and Denominations; Legends. (a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements approved as to form by the Company, and required by law, rules of national securities exchanges to which the Company is subject, agreements to which the Company is subject or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in minimum denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof. The Notes shall be known and designated as “5.625% Senior Secured Notes due 2027” of the Company.

(b)          (1) Except as otherwise provided in paragraph (c), Section 2.10(b)(3), Section 2.10(c) or Section 2.09(b)(4), each Initial Note or Additional Note will bear the Restricted Legend or Regulation S Legend, as the case may be.

(2)    Each Global Note, whether or not an Initial Note or Additional Note, will bear a legend in substantially the form of the DTC Legend.

(3)    Initial Notes and Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(4)    Initial Notes and Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(5)    Initial Notes resold to Institutional Accredited Investors will be in the form of an IAI Global Note.

(c)        If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend or the Regulation S Legend, as the case may be, is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend or the Regulation S Legend, as the case may be, and the Trustee will comply with such instruction.

(d)        By its acceptance of any Note bearing the Restricted Legend or the Regulation S Legend, as the case may be (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend or in the Regulation S Legend, as the case may be, and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.02.    Execution and Authentication; Additional Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b)        A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note. The signature of the Trustee on a Note will be conclusive evidence that the Note has been duly and validly authenticated under this Indenture.

(c)        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver:

(1)    Notes for original issue on the Issue Date in the aggregate principal amount of $600,000,000, and

(2)    Additional Notes from time to time for original issue after the Issue Date in aggregate principal amounts specified by the Company, subject to the terms of this Indenture,

in each case upon a written order of the Company signed by an Officer of the Company (an “Authentication Order”). The Authentication Order shall, in the case of any issuance of Additional Notes, specify the aggregate principal amount of Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes will be in the form of Global Notes or Certificated Notes.

(d)        In case the Company shall be consolidated or merged with or into or wound up into any other Person or shall sell, assign, convey, transfer or otherwise dispose of all or substantially all of the assets and properties of the Company and its Restricted Subsidiaries, taken as a whole, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged or wound up into, or the Person which shall have received a sale, assignment, conveyance, transfer or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article 5, any of the Notes authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon a written order of the successor Person signed by an Officer of the successor Person, shall authenticate and make available for delivery Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.02(d) in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

Section 2.03.    Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent for the Notes. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The appointment of an Authenticating Agent shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

(b)        The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes and will promptly notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Payment Default (as defined below), upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04.    Replacement Notes. If a mutilated Note is surrendered to the Trustee or the Company and the Trustee receive evidence to their satisfaction of the loss, destruction or theft of any Note, the Company will issue and the Trustee will, upon receipt of an Authentication Order, authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of this Indenture. The Holder must furnish an indemnity or security that is sufficient in the judgment of the Trustee to protect the Trustee and in the judgment of the Company to protect the Company, the Trustee and any Agent from any loss they may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their fees and expenses in replacing a Note, including any amounts to cover any tax, assessment. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such replacement Note.

Section 2.05.    Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(1)    Notes cancelled by the Trustee or delivered to it for cancellation;

(2)    any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser; and

(3)    on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay Notes payable on that date.

(b)        A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder (other than in respect of any action pursuant to Section 9.02 that requires the consent of each Holder of an affected Note), Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith shall not be so disregarded and shall be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

Section 2.06.    Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will, upon receipt of an Authentication Order, authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will, upon receipt of an Authentication Order, authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07.    Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment, replacement or cancellation and dispose of all canceled Notes in accordance with its normal procedures. Upon the written request of the Company, the Trustee shall deliver copies of such canceled Notes to the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08.    CUSIP and CINS Numbers. The Company in issuing the Notes may use “CUSIP” and/or “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

Section 2.09.    Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons. The Trustee shall maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b)        (1) The Notes shall initially be issued in the form of one or more Global Notes. Each Global Note will be registered in the name of the Depositary for such Global Note or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2)    Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as set forth in Section 2.09(b)(4), (ii) if the Company in its sole discretion determines that any Global Note (in whole but not in part) should be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee, and (iii) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) if required to do so pursuant to any applicable law or regulation, by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and the Registrar and in compliance with this Section and Section 2.10.

(3)    Members of, or participants in, the Depositary (“Agent Members”) will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever, including but not limited to notices and payments. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. Notwithstanding anything to the contrary contained herein, any notice to be delivered to DTC (including, but not limited to, a notice of redemption) may be delivered electronically by the Trustee or the Company in accordance with applicable procedures of DTC.

(4)    If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 120 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from Holders of a majority of the aggregate principal amount of outstanding Notes, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes as provided by the Company in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and upon completion of full exchange of the positions in the Global Notes, the Global Note will be canceled. If such Global Note does not bear the Restricted Legend or the Regulation S Legend, as the case may be, then the Certificated

Notes issued in exchange therefor will not bear the Restricted Legend or the Regulation S Legend, as the case may be. If such Global Note bears the Restricted Legend or the Regulation S Legend, as the case may be, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend or the Regulation S Legend, as the case may be.

(c)        Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

(d)        A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that:

(x)    no such transfer or exchange will be effective until it is registered in such register; and

(y)    neither the Trustee nor the Company will be required (i) to issue, register the transfer of or exchange any Note for a period beginning (1) 15 days before the mailing of a notice of redemption of Notes or an Offer to Purchase or (2) 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents may deem and treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), including without limitation the transfer or exchange of such Note, and none of the Company, the Trustee or any Agent shall be affected by notice to the contrary.

(e)        The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions hereof and the applicable procedures of the Depositary. No written request with respect to any such transfer shall be required to be delivered to the Trustee pursuant to Section 2.09(d) to effect the transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note.

(f)        From time to time the Company will execute and the Trustee will, upon receipt of an Authentication Order, authenticate Global Notes and Certificated Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section 2.09.

(g)        No service charge will be imposed in connection with any registration of any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(h)        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i)        (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2)    Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3)    Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4)    Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10.    Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section, Section 2.09 and Section 2.11, and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b)        Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this Section 2.10(b) set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(3)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1)    No certification is required.

(2)    The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3)    The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Trustee or the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4)    The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(c)        No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate. Any Certificated Note delivered in reliance upon this Section 2.10(c) will not bear the Restricted Legend.

(d)        The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

Section 2.11.    Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Regulation S Legend. During the Restricted Period, beneficial interests in the Offshore Global Note may only be transferred to or for the account or benefit of Non-U.S. Persons (other than an Initial Purchaser), unless permitted by applicable law.

ARTICLE 3

REDEMPTION; OFFER TO PURCHASE

Section 3.01.    Optional Redemption.

(a)        At any time prior to April 15, 2022, upon not less than ten nor more than 60 days’ prior notice delivered or mailed to each Holder or otherwise given in accordance with the procedures of the Depositary, the Company may redeem all or part of the Notes at a redemption price equal to 100.0% of the aggregate principal amount thereof plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date falling on or prior to such redemption date).

(b)        At any time prior to April 15, 2022, the Company may on any one or more occasions redeem up to 40% of the aggregate original principal amount of Notes issued under this Indenture (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings at a redemption price of 105.625% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date falling on or prior to such redemption date); provided that:

(1)    at least 50% of the aggregate original principal amount of Notes issued under this Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after each such redemption; and

(2)    such redemption occurs within 180 days after the closing of such Equity Offering.

(c)        Except pursuant to clause (a) or (b) of this Section 3.01 or Section 4.14(f), the Notes will not be redeemable at the Company’s option prior to April 15, 2022.

(d)        On and after April 15, 2022, the Company may, at its option, redeem all or, from time to time, a part of the Notes upon not less than ten nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date falling on or prior to such redemption date), if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage
2022	102.813%
2023	101.406%
2024 and thereafter	100.000%

(e)        Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of Section 3.03 hereof.

(f)        If the optional redemption date is on or after a Regular Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business, on such Regular Record Date.

(g)        Any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent. The redemption date of any redemption that is subject to the satisfaction of one or more conditions precedent may, at the Company’s discretion, be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its discretion), or such redemption may not occur and any notice with respect to such redemption may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its discretion) by the redemption date, or by the redemption date so delayed (which may exceed 60 days from the date of the redemption notice in such case). In addition, such notice of redemption may be extended, if such conditions shall not have been satisfied (or waived by the Company in its discretion) by providing notice to the Holders.

Section 3.02.    Mandatory Redemption. The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.03.    Method and Effect of Redemption. (a) If the Company elects to redeem Notes pursuant to Section 3.01 or Section 4.14(f), it shall furnish to the Trustee, at least two Business Days (or such shorter period as the Trustee may agree) before the notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.01 or Section 4.14(f), an Officers’ Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

(b)        Notices of redemption must be delivered or mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, at least ten days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary, except that, notwithstanding Section 3.01 and Section 4.14(f), redemption notices may be delivered or mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 12 hereof.

(c)        The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(1)    the redemption date;

(2)    the redemption price;

(3)    the name and address of the Paying Agent;

(4)    Notes called for redemption must be surrendered to the Paying Agent in order to collect the redemption price;

(5)    on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(6)    if any Note is redeemed in part only, on or after the redemption date, upon surrender of such Note for cancellation, a new Note equal in principal amount to the unredeemed portion of the original Note will be issued in the name of the Holder upon cancellation of the original Note; and

(7)    if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(d)        If fewer than all of the Notes are being redeemed, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed and in such manner as complies with applicable legal requirements and, in the case of Global Notes, the procedures of the Depositary; provided that the selection of Notes for redemption shall not result in a Holder with a principal amount of Notes less than the minimum denomination of $2,000. In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than ten nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption or purchase. The Trustee will notify the Company promptly of the Notes or portions of Notes selected for redemption, and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.

(e)        Once notice of redemption is delivered or mailed to the Holders in accordance with Section 3.03(b), Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price, subject in each case to the satisfaction or waiver of any conditions to such redemption set forth in the notice of redemption in the case of a conditional redemption pursuant to Section 3.01(g). Commencing on the redemption date, Notes redeemed will cease to accrue interest. A notice of redemption, if delivered or mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to deliver or mail a notice of redemption or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Upon surrender of any Note redeemed in part to the Trustee for cancellation, the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to the Holder a new Note equal in principal amount to the unredeemed portion of the surrendered Note; provided that each such new Note shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.

Section 3.04.    Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Company to purchase Notes that is required by Section 4.10 or Section 4.14. The Company will notify the Trustee at least two Business Days (or such shorter period as the Trustee may agree) prior to the commencement of an Offer to Purchase.

(b)        The Company shall send or cause to be sent notices of an Offer to Purchase by first class mail, postage prepaid, or electronically, at least ten days but not more than 60 days before the purchase date to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary. The Offer to Purchase shall be made to all Holders and, to the extent required by the terms of other Pari Passu Indebtedness, holders of Pari Passu Indebtedness. The notice of an Offer to Purchase, if delivered or mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to deliver or mail an Offer to Purchase or any defect in the notice to the Holder of any Note designated for purchase in whole or in part shall not affect the validity of the proceedings for the purchase of any other Note.

(c)        The notice of an Offer to Purchase for an Asset Sale Offer must include or state the following:

(1)    that an Asset Sale Offer is being made pursuant to this Indenture;

(2)    the aggregate principal amount of the outstanding Notes and, if applicable, Pari Passu Indebtedness offered to be purchased by the Company pursuant to the Asset Sale Offer (the “Purchase Amount”);

(3)    the purchase price;

(4)    an expiration date for the Offer to Purchase (the “Expiration Date”) not less than ten days or more than 60 days after the commencement of the Asset Sale Offer, and a settlement date for purchase (the “Purchase Date”) not more than five Business Days after the Expiration Date;

(5)    a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in minimum amounts of $2,000 and in integral multiples of $1,000 in excess thereof only;

(6)    each Holder electing to tender a Note pursuant to the Asset Sale Offer will be required to surrender such Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent, as applicable, at the address specified in the notice, prior to the time specified in the notice on the Expiration Date in order to be accepted for purchase in the Offer to Purchase (any such Note being duly endorsed or accompanied by a duly executed written instrument of transfer);

(7)    interest on any Note not tendered, or tendered but not accepted for purchase by the Company pursuant to the Offer to Purchase, will continue to accrue;

(8)    on the Purchase Date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the Purchase Date;

(9)    Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company, the Depositary or the Paying Agent, as the case may be, not later than the time specified in the notice on the Expiration Date, setting forth the name of the Holder, the principal amount of the tendered Notes and a statement that the Holder is withdrawing its election to have such Notes purchased;

(10)    (i) if Notes and, if applicable, Pari Passu Indebtedness in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered or surrendered by the holders or lenders thereof and not duly withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (ii) if Notes and, if applicable, Pari Passu Indebtedness in an aggregate principal amount in excess of the Purchase Amount are duly tendered or surrendered by the holders or lenders thereof and not duly withdrawn pursuant to the Offer to Purchase, that the Trustee shall select the Notes to be purchased in the manner provided in this Indenture and, if applicable, the amount of Notes and Pari Passu Indebtedness accepted for purchase shall be determined on a pro rata basis based on the principal amount of Notes and Pari Passu Indebtedness accepted for purchase (with such adjustments as may be appropriate so that only Notes in minimum amounts of $2,000 or in integral multiples of $1,000 in excess thereof are purchased);

(11)    if any Note is purchased in part only, on or after the Purchase Date, upon surrender of such Note for cancellation, a new Note or new Notes equal in principal amount to the unpurchased portion of the original Note will be issued in the name of the Holder upon cancellation of the original Note; and

(12)    if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of the Offer to Purchase and that the Holder should rely only on the other identification numbers printed on the Notes.

(d)        If any Note is to be purchased in part only pursuant to an Offer to Purchase, any notice of purchase from any Holder that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

(e)        Prior to the purchase date, the Company shall accept validly tendered Notes for purchase as required by the Offer to Purchase and deliver or cause to be delivered to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase and directing the Trustee to cancel such Notes. On the purchase date, the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date, subject in each case to the satisfaction or waiver of any conditions to such purchase set forth in the Offer to Purchase in the case of a conditional offer pursuant to Section 4.14(g). Upon surrender of any Note purchased in part to the Trustee for cancellation, the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to the Holder a new Note equal in principal amount to the unpurchased portion of the surrendered Note; provided that each such new Note shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.

(f)        If fewer than all of the Notes are being purchased, selection of the Notes for purchase will be made by the Company in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (so long as the Trustee knows of such listing) and in such manner as complies with applicable legal requirements and, in the case of Global Notes, the procedures of the Depositary; provided that the selection of Notes for purchase shall not result in a Holder with a principal amount of Notes less than the minimum denomination of $2,000. The Company will notify the Trustee promptly of the Notes or portions of Notes selected for purchase, and, in the case of any Note selected for partial purchase, the principal amount thereof to be purchased.

(g)        The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations, in each case to the extent such laws,

rules or regulations are applicable in connection with the repurchase of Notes pursuant to the Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

ARTICLE 4

COVENANTS

Section 4.01.    Payment of Notes. (a) The Company agrees to pay the principal of, premium, if any, on and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of noon (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(b)        The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

(c)        Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02.    Maintenance of Office or Agency. (a) The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or the Registrar) where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served; provided that legal service of process on the Company may not be served at any such office of the Trustee or an affiliate of the Trustee. The Company hereby initially designates the Corporate Trust Office of the Trustee as one such office or agency of the Company. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee.

(b)        The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any or all of such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.    Reports and Other Information. (a) Notwithstanding that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise reports on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall (a) file with the SEC (unless the SEC will not accept such filing), and (b) deliver to the Trustee and, upon written request, the registered Holders of the Notes, without cost to any Holder, from and after the Issue Date:

(1)    within the time periods specified by the Exchange Act (including all applicable extension periods), an annual report on Form 10-K (or any successor or comparable form) containing the information required to be contained therein in all material respects (or required in such successor or comparable form);

(2)    within the time periods specified by the Exchange Act (including all applicable extension periods), a quarterly report on Form 10-Q (or any successor or comparable form); and

(3)    all current reports that would be required to be filed with the SEC on Form 8-K (or any successor or comparable form).

(b)    In the event that the Company is not permitted to file such reports with the SEC pursuant to the Exchange Act, the Company shall nevertheless deliver to the Trustee and make available such Exchange Act reports to the registered Holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified by the Exchange Act (including all applicable extension periods), which requirement may be satisfied by posting such reports on its website within the time periods specified by this covenant.

(c)    In addition, to the extent not satisfied by the foregoing, the Company shall, for so long as any Notes are outstanding, make available to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(d)    Delivery of such reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(e)    The Company will be deemed to have satisfied the information and reporting requirements of this Section 4.03 if the Company (or any direct or indirect parent of the Company) has filed reports or registration statements containing such information with the SEC via the SEC’s Electronic Data Gathering, Analysis and Retrieval system (or any successor system) within the time periods specified above and such reports are publicly available provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to such system (or its successor).

(f)    Notwithstanding the foregoing, such reports and other information required to be provided pursuant to this Section 4.03 may be, rather than those of the Company, those of any direct or indirect parent of the Company.

Section 4.04.    Compliance Certificate. (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year ending after the Issue Date a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and their performance under this Indenture under the preceding fiscal year and that, based upon such review, to the best of his or her knowledge, the Company has fulfilled its obligations hereunder or, if there has been a Default of which he or she has knowledge, specifying the Default and its nature and what action the Company is taking or proposes to take with respect thereto.

(b) If any Default has occurred and is continuing under this Indenture, the Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of a Default, an Officers’ Certificate specifying the Default, and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.    Taxes. The Company shall pay or discharge, and cause each of its Restricted Subsidiaries to pay or discharge before the same become delinquent all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or its income or profits or property, other than any such tax, assessment or governmental charge that is being contested in good faith by appropriate negotiations or proceedings or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws. The Company and each Subsidiary Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Company and each Subsidiary Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07.    Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1) declare or pay any dividend or make any distribution on account of the Company’s or any of its Restricted Subsidiaries’ Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) other than:

(x)    dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock); and

(y)    dividends or distributions by a Restricted Subsidiary so long as, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, the Company or a

Restricted Subsidiary receives at least its pro rata share of such dividend or distribution;

(2)    purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3)    make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations, other than:

(x)    Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Subsidiary Guarantor owing to and held by the Company or any Restricted Subsidiary; or

(y)    the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(4)    make any Restricted Investment;

(all such payments and other actions referred to in clauses (1) through (4) (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A)    no Default shall have occurred and be continuing (or would result therefrom);

(B)    immediately after giving effect to such Restricted Payment on a Pro Forma Basis, the Company would be permitted to Incur $1.00 of additional Indebtedness as Ratio Debt; and

(C)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made subsequent to the Issue Date (including Restricted Payments permitted by clauses (4), (5), (6) and (14) of Section 4.07(b), but excluding all other Restricted Payments permitted by Section 4.07(b)) would not exceed the sum of (without duplication):

(i)        50.0% of the Company’s Consolidated Net Income for the period (taken as one accounting period) beginning on October 3, 2009 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements prepared on a consolidated basis are available; plus

(ii)        100.0% of the aggregate net proceeds, including cash and the Fair Market Value of assets or property other than cash, received by the Company since October 22, 2009 from the issue or sale of its Capital Stock (other than Disqualified Stock), including Capital Stock issued upon exercise of warrants or options; plus

(iii)        100.0% of the aggregate amount of contributions to the capital of the Company received in cash and the Fair Market Value of assets or property received other than cash (other than Disqualified Stock); plus

(iv)        100.0% of any cash dividends or cash distributions received directly or indirectly by the Company or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income; plus

(v)        the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s consolidated balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries (other than debt owing to and held by a Subsidiary of the Company) convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other assets or property, distributed by the Company upon such conversion or exchange); plus

(vi)        100.0% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value of assets or property (other than cash) received by the Company or any Restricted Subsidiary from:

(A)    (i) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company and its Restricted Subsidiaries in any Person, (ii) repurchases and redemptions of such Restricted Investments from the Company or a Restricted Subsidiary by any Person (other than the Company or a Restricted Subsidiary), and (iii) prepayments or repayments of loans or advances or other transfers of assets or property (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary (other than for reimbursement of tax payments);

(B)    the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary; or

(C)    any distribution or dividend from an Unrestricted Subsidiary; plus

(vii)        in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary, in each case after the Issue Date, the Fair Market Value of the Investment of the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (valued in each case as provided in the definition of “Investment”), other than to the extent constituting a Permitted Investment; plus

(viii)        the aggregate amount of Retained Declined Proceeds since the Issue Date (to the extent Holders were provided notice in connection with the Asset Sale Offer related thereto that any Excess Proceeds not accepted by the Holders shall constitute Retained Declined Proceeds and such Retained Declined Proceeds will increase the amount available for Restricted Payments under clause (C) of this Section 4.07(a) to the extent not otherwise applied in accordance with Section 4.07(b)(4)).

(b)    Section 4.07(a) shall not prohibit:

(1)    a Restricted Payment made by exchange for, or out of the proceeds of the issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or any cash capital contribution to the Company; provided, however, that the amount of net proceeds from such sale of Capital Stock that is utilized for such Restricted Payment will be excluded from clause (C)(ii) of Section 4.07(a);

(2)    any payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of, Refinancing Indebtedness;

(3)    any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock of the Company or any direct or indirect parent of the Company made by exchange for, or out of the proceeds of the issuance or sale of, Capital Stock of the Company or any direct or indirect parent of the Company or contributions to the equity capital of the Company (other than Disqualified Stock);

(4)    any payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Subordinated Obligation, Disqualified Stock or Preferred Stock pursuant to provisions similar to those described under Section 4.10 and Section 4.14; provided that, prior to or simultaneously with such payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party, to the extent permitted by this Indenture) has made any Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Notes and has repurchased, redeemed, defeased or retired all Notes validly tendered and not validly withdrawn in connection with such Change of Control Offer or Asset Sale Offer, as the case may be;

(5)    any payment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of any Subordinated Obligations or Guarantor Subordinated Obligations of a Subsidiary Guarantor from Net Cash Proceeds to the extent permitted under Section 4.10;

(6)    the payment of any dividend or distribution, or the consummation of any redemption, within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, as the case may be, if at such date of declaration or notice such dividend, distribution or redemption would have complied with this provision;

(7)    the purchase, redemption or other acquisition, cancellation or retirement for value (or Restricted Payments to the Company or any direct or indirect parent of the Company to finance any such purchase, redemption or other acquisition, cancellation or retirement for value) of Capital Stock (including related stock appreciation rights or similar securities) of the Company or any direct or indirect parent of the Company held, directly or indirectly, by any future, present or former employee, officer, director, manager, consultant or independent contractor of the Company or any Subsidiary of the Company or their assigns, estates, heirs, family members, spouses or former spouses or permitted transferees (including for all purposes of this clause (7) Capital Stock held by any entity whose Capital Stock is held by any such future, present or former employee, officer, director, manager, consultant or independent contractor of the Company or any Subsidiary of the Company or their assigns, estates, heirs, family members, spouses or former spouses or permitted transferees) pursuant to any stock option plan or management equity plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided that the aggregate amounts paid under this clause (7) shall not exceed $20.0 million in the aggregate during any fiscal year (with unused amounts in any fiscal year being carried over for the next two succeeding fiscal years); provided, further that such amount in any fiscal year may be increased by an amount not to exceed:

(A)    the cash proceeds received from the Company from the issuance or sale of Capital Stock (other than Disqualified Stock) of the Company or any direct or indirect parent of the Company (to the extent contributed to the Company), in each case to any future, present or former employees, officers, directors, managers, consultants or independent directors of the Company, any Subsidiary of the Company or any direct or indirect parent of the Company that occurs on or after the Issue Date; provided that the amount of such cash proceeds utilized for any such purchase, redemption or other acquisition, cancellation or retirement for value or dividend pursuant to this clause (7) will not increase the amount available for Restricted Payments under clause (C)(ii) of Section 4.07(a); plus

(B)    the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries or any direct or indirect parent of the Company (to the extent contributed to the Company) after the Issue Date; plus

(C)    the amount of any cash bonuses otherwise payable to employees, officers, directors, managers, consultants or independent contractors of the Company or its Restricted Subsidiaries or any direct or indirect parent of the Company that are forgone in return for the receipt of Capital Stock; less

(D)    the amount of cash proceeds described in the subclauses (A), (B) or (C) of this clause (7) previously used to make Restricted Payments pursuant to this clause (7); provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by subclause (A), (B) or (C) above in any fiscal year;

provided, further, that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any future, current or former officer, director, employee, manager, consultant or independent contractor (or any permitted transferees thereof) of the Company or any of its Restricted Subsidiaries or any direct or indirect parent of the Company, in connection with a repurchase of Capital Stock of the Company or any direct or indirect parent of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of this Indenture;

(8)    the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries Incurred in accordance with Section 4.09;

(9)    the purchase, redemption or other acquisition, cancellation or retirement of Capital Stock: (a) deemed to occur upon the exercise or exchange of options, warrants, other rights to purchase or acquire Capital Stock or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents a portion of the exercise or exchange price thereof, or (b) made in lieu of or in connection with withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Company or direct or indirect parent of the Company or any Subsidiary of the Company (or their respective Affiliates, estates, heirs or immediate family members) in connection with the exercise or exchange of options, warrants, other rights to purchase or acquire Capital Stock or other securities convertible into or exchangeable for Capital Stock or the grant, vesting or delivery of any of the foregoing;

(10)    the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);

(11)    payments in lieu of the issuance of fractional shares in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of, or the exercise or exchange of options, warrants or other rights to purchase or acquire Capital Stock or other securities convertible into or exchangeable for, Capital Stock;

(12)    the purchase, redemption, acquisition, cancellation or other retirement of any Capital Stock of the Company or a Restricted Subsidiary to the extent necessary, in the good faith judgment of the Company, to prevent the loss or secure the renewal or reinstatement of any license, permit or other authorization held by the Company or any of its Subsidiaries issued by any governmental or regulatory authority or to comply with government contracting regulations;

(13)    any payment of cash by the Company or any Subsidiary issuer to a holder of Convertible Notes upon conversion or exchange of such Convertible Notes, and entry into or any payment in connection with any termination of any Permitted Bond Hedge or any Permitted Warrant; and

(14)    other Restricted Payments in an aggregate amount, which, when taken together with all other Restricted Payments made pursuant to this clause (14) (as reduced by the amount of capital repaid or otherwise returned from any such Restricted Payments that constituted Restricted Investments in the form of cash and Cash Equivalents (exclusive of items reflected in Consolidated Net Income)) not to exceed the greater of (a) $75.0 million and (b) 2.5% of Total Assets.

provided, however, that at the time of and after giving effect to, any Restricted Payment permitted under clauses (5), (7), (8) and (14) of Section 4.07(b), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)    The amount of any Restricted Payment made in cash shall be its face amount. The amount of any other Restricted Payment shall be the Fair Market Value (determined as of the date such Restricted Payment is made) of the assets, securities or other property proposed to be declared, paid, made, purchased, redeemed, retired, defeased or acquired pursuant to such Restricted Payment.

(d)    For purposes of this Section 4.07, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Company may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification. If the Company or any Restricted Subsidiary makes a Restricted Payment that, at the time of the making of such Restricted Payment, in the good faith determination of the Company, would be permitted under this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the financial statements of the Company (or any direct or indirect parent of the Company) affecting Consolidated Net Income.

(e)    For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments and/or Permitted Investments in an amount determined as set forth in the definition of “Investment.” Such designation shall be permitted only if a Restricted Payment and/or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Section 4.08.    Limitation on Restrictions on Distributions from Restricted Subsidiaries. (a) The Company shall not, and shall not permit any Restricted Subsidiary (other than a Subsidiary Guarantor) to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (other than a Subsidiary Guarantor) to:

(1)    pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)    make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)    sell, lease or transfer any of its assets or property to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

(b)    Section 4.08(a) shall not apply to any encumbrances or restrictions existing under or by reason of:

(1)    contractual encumbrances or restrictions of the Company or any of its Restricted Subsidiaries in effect on the Issue Date, including, without limitation, pursuant to the Senior Credit Facility, the Ex-Im Credit Facility, the Existing Notes, the Security Documents, the Collateral Trust Agreement, the Intercreditor Agreement, related Hedging Obligations and Indebtedness permitted pursuant to clause (3) of Section 4.09(b);

(2)    this Indenture, the Notes and the Subsidiary Guarantees;

(3)    any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Company or any Restricted Subsidiary or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, in each case that was in existence at the time of such acquisition (or at the time it merges, amalgamates or consolidates with or into the Company or any Restricted Subsidiary or is assumed in connection with the acquisition of assets or property from such Person) or designation, but, in each case, not created in contemplation thereof, which encumbrance or restriction is not applicable to any Person, or the assets or property of any Person, other than the Person and its Subsidiaries, or the assets or property of the Person and its Subsidiaries, so acquired or designated (including after-acquired assets and property);

(4)    in the case of clause (3) of Section 4.08(a), Permitted Liens or Liens otherwise permitted to be Incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of assets or property subject to such Liens;

(5)    purchase money obligations, mortgage financings, Capitalized Lease Obligations and similar obligations or agreements permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of Section 4.08(a) with respect to the assets or property purchased, acquired, financed, designed, developed, leased, constructed, repaired, replaced, maintained, installed, improved or insured in connection therewith or thereby (including any proceeds thereof, accessions thereto and any upgrades or improvements thereto);

(6)    encumbrances or restrictions contained in agreements for the sale, transfer or other disposition of assets or property, including without limitation customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale, transfer or other disposition of all or a portion of the Capital Stock, assets or property of such Subsidiary;

(7)    restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business or as required by insurance surety or bonding companies;

(8)    any provisions in joint venture agreements, stockholders agreements, partnership agreements, LLC agreements and other similar agreements, which (x) are customary or (y) do not adversely affect the Company’s ability to make payments of principal or interest payments on the Notes when due (as determined by the Company in good faith);

(9)    any provisions in leases, subleases, licenses, sublicenses, asset sale agreements, sale/leaseback agreements or stock sale agreements and other agreements entered into by the Company or any Restricted Subsidiary that (x) are customary and entered into in the ordinary course of business or (y) do not adversely affect the Company’s ability to make payments of principal or interest payments on the Notes when due (as determined by the Company in good faith);

(10)    applicable law or any applicable rule, regulation or order, or any license, permit or other authorization issued by any governmental or regulatory authority;

(11)    encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the assets or property of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary (as determined by the Company in good faith), or (y) materially affect the Company’s ability to make payments of principal or interest payments on the Notes when due (as determined by the Company in good faith);

(12)    contractual encumbrances or restrictions contained in any Debt Facilities or other Indebtedness Incurred by the Company in accordance with Section 4.09 that (x) are not materially more restrictive, when taken as a whole, than those applicable in either this Indenture or the Senior Credit Facility on the Issue Date (as determined by the Company in good faith), or (y) do not adversely affect the Company’s ability to make payments of principal or interest payments on the Notes when due (as determined by the Company in good faith); or

(13)    any encumbrances or restrictions imposed by any amendment, restatement, modification, renewal, increase, supplement, extension, refunding, replacement or refinancing of any of the contracts, agreements or other instruments referred to in the immediately preceding clauses (1) through (12) of this Section 4.08(b); provided, however, that the encumbrances or restrictions contained in such amendment, restatement, modification, renewal, increase, supplement, extension, refunding, replacement or refinancing are, in the good faith judgment of the Company, not materially more restrictive, when taken as a whole, than the encumbrances and restrictions prior to such amendment, restatement, modification, renewal, increase, supplement, extension, refunding, replacement or refinancing.

Section 4.09.    Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) if the Consolidated Coverage Ratio for the Company, calculated as of the date on which such additional Indebtedness is Incurred, would have been at least 2.00 to 1.00 (“Ratio Debt”); provided that the aggregate principal amount of Indebtedness (including Acquired Indebtedness) outstanding at any one time that may be Incurred pursuant to the foregoing by Non-Guarantor Subsidiaries shall not exceed the greater of (x) $200.0 million or (y) 25.0% of the Consolidated EBITDA of the Company for the most recently ended four consecutive fiscal quarters for which internal financial statements prepared on a consolidated basis are available, calculated on a Pro Forma Basis.

(b)       Section 4.09(a) shall not apply to the following Indebtedness (collectively, “Permitted Debt”):

(1)    Indebtedness of the Company or any Restricted Subsidiary Incurred under a Debt Facility, the Guarantees thereof and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), including any Additional Notes (and any Subsidiary Guarantee thereof), in an aggregate principal amount outstanding at any one time not to exceed (A) the greater of (x) $1,000.0 million and (y) 250.0% of the Consolidated EBITDA of the Company for the most recently ended four consecutive fiscal quarters for which internal financial statements prepared on a consolidated basis are available, calculated on a Pro Forma Basis (with any amounts Incurred pursuant to subclause (B) hereof reducing the amount permitted to be Incurred under this subclause (A)) or (B) an unlimited amount, so long as the Consolidated Senior Secured Debt Ratio does not exceed 3.50 to 1.00; provided, that, solely for purposes of calculating the Consolidated Senior Secured Debt Ratio under this clause (1), any outstanding Indebtedness Incurred under this clause (1) that is unsecured shall nevertheless be deemed to be Senior Secured Indebtedness; and provided further, that the maximum amount permitted to be outstanding under this clause (1) shall not be deemed to limit additional Indebtedness under Debt Facilities to the extent that the Incurrence of such additional Indebtedness is permitted pursuant to Section 4.09(a) or any of the other provisions of this Section 4.09;

(2)    Indebtedness represented by the Notes (other than any Additional Notes), including any Subsidiary Guarantee thereof;

(3)    Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1), (2), (4), (5) or (7) of this Section 4.09(b) that is Incurred or existing on the Issue Date);

(4)    Indebtedness (including, without limitation, Capitalized Lease Obligations, mortgage financings and purchase money obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance all or any part of the purchase, acquisition, design, development, lease, construction, replacement, maintenance, installation, improvement or insurance of any property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or property or the Capital Stock of any Person owning any such assets or property) or any satellite launch or in-orbit insurance premiums or launch services, and any Indebtedness arising from the conversion of the obligations of the Company or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness, including all Indebtedness Incurred to refund, refinance, replace, redeem, repurchase, retire, defease, discharge, exchange, renew, repay, prepay or extend any Indebtedness Incurred pursuant to this clause (4), in an aggregate principal amount outstanding at any one time not to exceed (A) the greater of (x) $300.0 million and (y) 10.0% of Total Assets, plus, in the case of any refinancing or replacement of Indebtedness permitted under this clause (4) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, original issue discount, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection therewith (with any amounts Incurred pursuant to subclause (B) hereof reducing the amount permitted to be Incurred under this subclause (A)) or (B) an unlimited amount, so long as the Consolidated Senior Secured Debt Ratio does not exceed 3.50 to 1.00; provided, that, solely for purposes of calculating the Consolidated Senior Secured Debt Ratio under this clause (4), any outstanding Indebtedness Incurred under this clause (4) that is unsecured shall nevertheless be Senior Secured Indebtedness;

(5)    ECA Indebtedness Incurred by the Company or any of its Restricted Subsidiaries, including all Indebtedness Incurred to refund, refinance, replace, redeem, repurchase, retire, defease, discharge, exchange, renew, repay, prepay or extend any Indebtedness Incurred pursuant to this clause (5), in an aggregate principal amount outstanding at any one time not to exceed (A) the greater of (x) $100.0 million and (y) 30.0% of the Consolidated EBITDA of the Company for the most recently ended four consecutive fiscal quarters for which internal financial statements prepared on a consolidated basis are available, calculated on a Pro Forma Basis, plus, in the case of any refinancing or replacement of Indebtedness permitted under this clause (5) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, original issue discount, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection therewith (with any amounts Incurred pursuant to subclause (B) hereof reducing the amount permitted to be Incurred under this subclause (A)) or (B) an unlimited amount, so long as the Consolidated Senior Secured Debt Ratio does not exceed 3.50 to 1.00; provided, that, solely for purposes of calculating the Consolidated Senior Secured Debt Ratio under this clause (5), any outstanding Indebtedness Incurred under this clause (5) that is unsecured shall nevertheless be Senior Secured Indebtedness; and provided further, that the maximum amount permitted to be outstanding under this clause (5) shall not be deemed to limit additional ECA Indebtedness to the extent that the Incurrence of such additional ECA Indebtedness is permitted pursuant to Section 4.09(a) or any of the other provisions of this covenant;

(6)    any Guarantee by the Company or a Restricted Subsidiary of Indebtedness or any other obligation of the Company or any Restricted Subsidiary so long as the Incurrence of such Indebtedness or other obligation by the Company or such Restricted Subsidiary is permitted under the terms of this Indenture;

(7)    Indebtedness of the Company owing to a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; provided, however,

(A)    if the Company or a Subsidiary Guarantor Incurs such Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is subordinated in right of payment to the Company’s Obligations with respect to this Indenture or the Subsidiary Guarantee of such Subsidiary Guarantor, as applicable; and

(B)    (i) any subsequent issuance or transfer of Capital Stock or other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

        (ii)    any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be.

(8)    shares of Preferred Stock of a Restricted Subsidiary issued to the Company or to another Restricted Subsidiary; provided, that any subsequent issuance or transfer of Capital Stock or other event which results in any Restricted Subsidiary that holds such Preferred Stock ceasing to be a Restricted Subsidiary or any subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an issuance of Preferred Stock;

(9)    Indebtedness (x) (i) of the Company or a Restricted Subsidiary Incurred or assumed in connection with the acquisition of any assets or property (including Capital Stock), business or Person or (ii) of any Person that is acquired by the Company or a Restricted Subsidiary or merged into or consolidated or amalgamated with the Company or a Restricted Subsidiary in accordance with the terms of this Indenture and (y) Incurred or assumed in anticipation of, or in connection with, an acquisition of any assets or property (including Capital Stock), business or Person; provided, however, that after giving effect to such acquisition, merger, consolidation or amalgamation and the Incurrence of such Indebtedness, either:

(A)    the Company would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt; or

(B)    the Consolidated Coverage Ratio of the Company is equal to or greater than such ratio immediately prior to such acquisition, merger, consolidation or amalgamation;

(10)    Hedging Obligations or Cash Management Services not Incurred for speculative purposes;

(11)    obligations (including, without limitation, reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments) in respect of customs, self-insurance, performance, bid, appeal, surety and similar bonds and completion or performance guarantees and similar obligations provided by the Company or any Restricted Subsidiary;

(12)    Indebtedness Incurred by the Company or any of its Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance, and any letters of credit or performance or surety bonds functioning as or supporting any of the foregoing;

(13)    the Incurrence of Indebtedness of the Company or a Restricted Subsidiary providing for indemnification, earn-outs, adjustments of purchase or acquisition price or similar obligations, in each case Incurred or assumed in connection with the acquisition or disposition of any business, assets or property of the Company or any business, assets, property or Capital Stock of a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets, property or a Subsidiary for the purpose of financing such acquisition;

(14)    Indebtedness (A) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or (B) owed or issued on a short-term basis to banks and other financial institutions in the ordinary course of business that arises in connection with ordinary banking arrangements, including cash management, cash pooling arrangements and related activities to manage cash balances of the Company and its Subsidiaries and Permitted Joint Ventures, including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of netting services, overdraft protection, credit card programs, automatic clearinghouse arrangements and similar arrangements;

(15)    the Incurrence by the Company or any Restricted Subsidiary of Refinancing Indebtedness in respect of any Indebtedness Incurred as Ratio Debt or permitted under clauses (1)(B), (2), (3), (4)(B), (5)(B), (9) and this clause (15) of this Section 4.09(b);

(16)    Indebtedness of a Permitted Joint Venture to the Company or a Restricted Subsidiary and to the other holders of Capital Stock of, or participants in, such Permitted Joint Venture, so long as the percentage of the aggregate amount of such Indebtedness owed to such holders of its Capital Stock or such participants does not exceed the percentage of the aggregate outstanding amount of Capital Stock of such Permitted Joint Venture held by such holders or such participants’ participation in such Permitted Joint Venture;

(17)    (A) customer deposits and advance payments received in the ordinary course of business from customers for equipment, goods or services purchased or leased in the ordinary course of business, (B) Guarantees in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners and (C) Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business;

(18)    Indebtedness Incurred by the Company or its Restricted Subsidiaries in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities, in each case Incurred or undertaken in the ordinary course of business;

(19)    Replacement Satellite Vendor Indebtedness in an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $25.0 million and (y) 2.5% of Total Assets;

(20)    Indebtedness not exceeding the amount incurred to finance the purchase of real property constituting certain portions of the Company’s headquarters in Carlsbad, California acquired by the Company or any of its Restricted Subsidiaries for use in the business of the Company or any of its Restricted Subsidiaries in an aggregate principal amount outstanding at any one time not to exceed $50.0 million;

(21)    Indebtedness Incurred by the Company or any Restricted Subsidiary arising from the factoring or securitizing of accounts receivable in the ordinary course of business in an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $75.0 million or (y) 20.0% of the Consolidated EBITDA of the Company for the most recently ended four consecutive fiscal quarters for which internal financial statements prepared on a consolidated basis are available;

(22)    Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount up to 100% of the net cash proceeds received by the Company after the Issue Date from the issue or sale of Capital Stock of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Capital Stock to the Company or any of its Subsidiaries); provided, however, that (i) any such net cash proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments pursuant to Section 4.07(a)(C)(ii) or (C)(iii) or Section 4.07(b)(1), (3) or (7) to the extent the Company and the Restricted Subsidiaries Incur Indebtedness in reliance thereon and (ii) any net cash proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause to the extent such net cash proceeds or cash have been applied to make Restricted Payments pursuant to Section 4.07(a)(C)(ii) or (C)(iii) or Section 4.07(b)(1), (3) or (7);

(23)    in addition to the items referred to in clauses (1) through (22) of this Section 4.09(b), Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (23) and then outstanding, will not exceed the greater of (x) $100.0 million and (y) 30.0% of the Consolidated EBITDA of the Company for the most recently ended four consecutive fiscal quarters for which internal financial statements prepared on a consolidated basis are available, calculated on a Pro Forma Basis; and

(24)    Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes.

The Company shall not Incur any Indebtedness under Section 4.09(b) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any Indebtedness under

Section 4.09(b) if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Non-Guarantor Subsidiary may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company or a Subsidiary Guarantor.

(c)        For purposes of determining compliance with this Section 4.09:

(1)    in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred or issued as Ratio Debt, the Company, in its sole discretion, will divide, classify or reclassify such item of Indebtedness (or any portion thereof) on the date of Incurrence, and may at any later time and from time to time divide, classify or reclassify such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.09; provided that all Indebtedness outstanding on the Issue Date under the Senior Credit Facility shall be deemed Incurred on the Issue Date under clause (1) of Section 4.09(b) and not as Ratio Debt or under clause (3) of Section 4.09(b) and may not later be reclassified; provided further that all ECA Indebtedness outstanding on the Issue Date shall be deemed Incurred on the Issue Date under clause (5) of Section 4.09(b) and not as Ratio Debt or under clause (3) of Section 4.09(b), except that the Company may at any later time and from time to time divide, classify or reclassify such ECA Indebtedness (or any portion thereof) under any of clauses (1), (4) or (5) of Section 4.09(b) (but that such ECA Indebtedness may not otherwise later be reclassified);

(2)    Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant;

(3)    the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Non-Guarantor Subsidiary, will be deemed to be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof, exclusive of any accrued dividends;

(4)    the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP;

(5)    accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant;

(6)    the amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) the principal amount or liquidation preference thereof in the case of any other Indebtedness; and

(7)    the principal amount of any Indebtedness Incurred to refinance or replace other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced or replaced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Unsecured Indebtedness shall not be treated as subordinated or junior to secured Indebtedness merely because it is unsecured and Indebtedness shall not be treated as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.09, the Company shall be in Default of this Section 4.09).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed or first Incurred (whichever yields the lower U.S. dollar-equivalent), in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus accrued and unpaid interest and the aggregate amount of premiums (including tender premiums), underwriting discounts, defeasance costs and fees, discounts and expenses in connection therewith).

Section 4.10.    Limitation on Asset Sales. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless:

(1)    the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the Capital Stock, assets or property sold or otherwise disposed of pursuant to such Asset Sale; and

(2)    except in the case of a Permitted Asset Swap, at least 75.0% of the consideration from such Asset Sale received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Replacement Assets; provided, however, to the extent that the assets sold in such Asset Sale were part of the Collateral and the assets received as non-cash consideration are required to be pledged as collateral pursuant to the Senior Credit Facility, such assets will be pledged as Collateral pursuant to the Security Documents reasonably promptly after receipt by the Company or a Restricted Subsidiary thereof. For purposes of this clause (2) the amount of:

(A)    any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto for which internal financial statements are available immediately preceding such date or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s or such Restricted Subsidiary’s balance sheet or in the notes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Company) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are extinguished in connection with the transactions relating to such Asset Sale, or that are assumed by the transferee of any such assets, property or Capital Stock, in each case, pursuant to an agreement that releases or indemnifies the Company or such Restricted Subsidiary, as the case may be, from further liability therefor;

(B)    any securities, notes or other obligations or other assets or property received by the Company or any Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case within 180 days following the receipt thereof; and

(C)    any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this subclause (C) that is at that time outstanding, not to exceed the greater of (x) $100.0 million and (y) 5.0% of Total Assets, calculated at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value);

shall each be deemed to be Cash Equivalents.

Notwithstanding the foregoing, the 75.0% limitation referred to in clause (2) of this Section 4.10(a) shall be deemed satisfied with respect to any Asset Sale in which the cash, Cash Equivalents and Replacement Assets portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, if the proceeds before tax would have complied with the aforementioned 75.0% limitation.

(b)    Within 365 days after the Company’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale, the Company or a Restricted Subsidiary, at its option, may apply an amount equal to the Net Cash Proceeds from such Asset Sale (or any portion thereof) as follows:

(1)    if such Net Cash Proceeds are from an Asset Sale that is not a disposition of Collateral, to repay, prepay, defease, redeem, reduce, purchase or otherwise retire (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings): (x) Indebtedness or other Obligations under the Ex-Im Credit Facility, (y) Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) that is secured by a Lien on assets that do not constitute a part of the Collateral (other than Indebtedness owed to an Affiliate of the Company) or (z) Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations) that is secured by a Lien on assets that do not constitute a part of the Collateral (other than Indebtedness owed to the Company or an Affiliate of the Company);

(2)    if such Net Cash Proceeds are from an Asset Sale that is not a disposition of Collateral, in the case of an Asset Sale by a Restricted Subsidiary that is a Non-Guarantor Subsidiary, to repay, prepay, defease, redeem, reduce, purchase or otherwise retire (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) Indebtedness of such Restricted Subsidiary or any other Restricted Subsidiary that is a Non-Guarantor Subsidiary;

(3)    to repay, prepay, defease, redeem, reduce, purchase or otherwise retire (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings): (x) Indebtedness or other Obligations under the Senior Credit Facility and any Pari Passu Lien Obligations (other than Indebtedness owed to the Company or an Affiliate of the Company and the Notes) or (y) the Notes by, at its option (i) redeeming Notes as provided under Section 3.01, (ii) purchasing Notes through open market purchases (to the extent such purchases are at or above 100.0% of the principal amount thereof), or (iii) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100.0% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid;

(4)    to make an investment in, purchase or otherwise acquire any one or more businesses, assets (other than working capital assets), properties or capital expenditures, in each case used or useful in a Similar Business or to make payments (including without limitation prepayments and progress payments) in connection with such investment, purchase or other acquisition; provided, that if such investment, purchase or acquisition is in the form of the acquisition of Capital Stock of a Person, such investment, purchase or acquisition results in such Person becoming a Restricted Subsidiary; provided, further, that to the extent the assets acquired with the Net Cash Proceeds of a disposition are required to be pledged as collateral pursuant to the Senior Credit Facility, such assets will be pledged as Collateral pursuant to the Security Documents reasonably promptly after receipt by the Company or a Restricted Subsidiary thereof;

(5)    to make an investment in, purchase or otherwise acquire any one or more businesses, assets (other than working capital assets) or properties that replace the businesses, assets and/or properties that are the subject to such Asset Sale; provided, that to the extent the assets acquired with the Net Cash Proceeds of a disposition are required to be pledged as collateral pursuant to the Senior Credit Facility, such assets will be pledged as Collateral pursuant to the Security Documents reasonably promptly after receipt by the Company or a Restricted Subsidiary thereof; or

(6)    any combination of the foregoing,

provided, that the Company and its Subsidiaries will be deemed to have complied with the provisions described in clause (4) or (5) of this Section 4.10(b) if and to the extent that, within 365 days after the Company’s or any Restricted Subsidiary’s receipt of such Net Cash Proceeds, the Company or a Restricted Subsidiary, as applicable, has entered into and not abandoned or rejected a binding agreement to make an investment, purchase or other acquisition in compliance with the provision described in clause (4) or (5) of this Section 4.10(b), and that investment, purchase or other acquisition is thereafter completed within 180 days after the end of such 365-day period.

(c)    Notwithstanding the foregoing, to the extent that repatriation to the United States of any or all of the Net Cash Proceeds of any Asset Sales by a Foreign Subsidiary (x) is prohibited or delayed by applicable local law or (y) would have a material adverse tax consequence (taking into account any foreign tax credit or other net benefit actually realized in connection with such repatriation that would not otherwise be realized), as determined by the Company in its sole discretion, the portion of such Net Cash Proceeds so affected will not be required to be applied in compliance with this covenant, and such amounts may be retained by the applicable Foreign Subsidiary; provided that clause (x) of this paragraph shall apply to such amounts so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation), and if such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law and is not subject to clause (y) of this paragraph, then, such repatriation will be promptly effected and such repatriated Net Cash Proceeds will be applied (net of additional taxes payable or reserved against as a result thereof) in compliance with this covenant. The time periods set forth in this covenant shall not start until such time as the Net Cash Proceeds may be repatriated (whether or not such repatriation actually occurs).

(d)    Pending the final application of any such Net Cash Proceeds, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness (including under a revolving Debt Facility) or otherwise invest or utilize such Net Cash Proceeds in any manner not prohibited by this Indenture. Any amount of Net Cash Proceeds from any Asset Sale that is not applied or invested as provided and within the time period set forth in Section 4.10(b) will be deemed to constitute “Excess Proceeds”; provided, that any amount of proceeds offered to Holders pursuant to clause (3) of Section 4.10(b) or pursuant to an Asset Sale Offer made at any time after the Asset Sale shall be deemed to have been applied as required and shall not be deemed to be Excess Proceeds without regard to the extent to which such offer is accepted by the Holders. When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Company will be required to make an offer (“Asset Sale Offer”) to all Holders of Notes and, to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company (or the Subsidiary Guarantor, as applicable) to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Sale, to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100.0% of the principal amount of the Notes and Pari Passu Indebtedness plus accrued and unpaid interest to (but not including) the date of purchase (or such lesser price with respect to the Pari Passu Indebtedness, if any, as may be provided by the terms of such Indebtedness), in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Indebtedness, as applicable.

(e)    To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so properly tendered and not withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds (any such amount, “Retained Declined Proceeds”) for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Indebtedness surrendered by Holders or lenders, collectively, exceeds the amount of Excess Proceeds, selection of Notes for purchase will be made by the Company in accordance with Section 3.04(f). Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.11.    Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including for the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company involving aggregate consideration in excess of $40.0 million (an “Affiliate Transaction”) unless:

(1)    the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, when taken as a whole, than those that would have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at the time of such transaction on an arm’s-length basis with a Person who is not an Affiliate (as determined in good faith by the Company); and

(2)    in the event such Affiliate Transaction involves an aggregate consideration in excess of $100.0 million, the terms of such transaction have been approved by a majority of the disinterested members of the Board of Directors of the Company and the Board of Directors of the Company shall have determined in good faith that such Affiliate Transaction satisfies the criteria in clause (1) above.

(b)          Section 4.11(a) shall not apply to:

(1)    (i) any transaction between or among the Company and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction); (ii) guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary in compliance with Section 4.09, as applicable; or (iii) the Collateral Trust Agreement, the Intercreditor Agreement or any documents effecting a joinder, accession, amendment or supplement thereto;

(2)    any Restricted Payments permitted by this Indenture or any Permitted Investments;

(3)    any employment, consulting, service or termination agreement, or indemnification arrangement, entered into by the Company or a Restricted Subsidiary with a future, current or former director, officer, employee, manager, consultant or independent contractor of the Company or a Restricted Subsidiary (or any direct or indirect parent of the Company to the extent such agreements or arrangements are in respect of services performed for the Company or any of its Restricted Subsidiaries); the payment of compensation or expense reimbursement to any future, current or former director, officer, employee, manager, consultant or independent contractor of the Company or a Restricted Subsidiary (including amounts paid pursuant to any benefit plan or arrangement, any health, disability or similar insurance plan or any stock option, employee stock purchase or similar plans); or any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, subscription agreements, restricted stock plans, restricted stock unit plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of future, current or former directors, officers, employees, managers, consultants or independent contractors of the Company or a Restricted Subsidiary, in each case in the ordinary course of business or as otherwise approved by the Board of Directors of the Company or any direct or indirect parent of the Company;

(4)    payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, officers, directors, managers, consultants or independent contractors for bona fide business purposes or in the ordinary course of business, in an aggregate amount not in excess of $25.0 million outstanding at any time;

(5)    any agreement or arrangement as in effect as of the Issue Date (as such agreement or arrangement may be amended, modified, supplemented, extended, renewed or replaced from time to time, so long as any such amendment, modification, supplement, extension, renewal or replacement, when taken as a whole, is not materially more disadvantageous to the Holders (as determined in good faith by the Company) than the terms of the original agreement or arrangement in effect on the Issue Date) or any transaction contemplated thereby;

(6)    any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged, amalgamated or consolidated with or into the Company or a Restricted Subsidiary, as such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided that such agreement was not entered into contemplation of such acquisition, merger or consolidation, and so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not materially more disadvantageous to the Holders than the applicable agreement as in effect on the date of such acquisition, merger or consolidation (as determined in good faith by the Company);

(7)    transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, in each case which are fair to the Company and its Restricted Subsidiaries or are on terms that are not materially less favorable, when taken as a whole, to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unaffiliated party (as determined in good faith by the Company);

(8)    any transaction with a Permitted Joint Venture or Unrestricted Subsidiary that is (i) in the ordinary course of business or (ii) in the best interests of the Company and its Restricted Subsidiaries and does not affect the Company’s ability to make payments of principal or interest payments on the Notes when due (as determined in good faith by the Company);

(9)    any joint venture agreements, stockholders agreements, partnership agreements, LLC agreements and other similar agreements with respect to any Permitted Joint Venture;

(10)    any transaction with a Person (other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns Capital Stock of or otherwise controls such Person; provided that no Affiliate of the Company or any of its Subsidiaries (other than the Company or a Restricted Subsidiary) shall have a beneficial interest or otherwise participate in such Person;

(11)    transactions between the Company or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because such Person is a director, or such Person has a director who is also a director, of the Company or any direct or indirect parent of the Company; provided, however, that such director abstains from voting as a director of the Company or such direct or indirect parent of the Company, as the case may be, on any matter involving such other Person;

(12)    any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights with respect thereto;

(13)    transactions in which the Company or any Restricted Subsidiary delivers to the Trustee a letter or opinion from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate; and

(14)    intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company and the Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture.

Section 4.12.    Limitation on Liens. (a) The Company shall not, and shall not permit any of its Subsidiary Guarantors to, directly or indirectly, create or incur any Lien securing Indebtedness upon any asset or property of the Company or a Subsidiary Guarantor or proceeds thereof, other than (i) Permitted Liens or (ii) in respect of Liens on any asset or property of the Company or a Subsidiary Guarantor that is not Collateral or proceeds thereof:

(1)    in the case of Liens securing Subordinated Obligations or Guarantor Subordinated Obligations, to the extent the Notes and any Subsidiary Guarantees are secured by a Lien on such assets or property and the proceeds thereof that is senior in priority to such Liens; or

(2)    in all other cases, to the extent the Notes and any Subsidiary Guarantee are secured by a Lien on such assets or property and the proceeds thereof equally and ratably with or prior to such Liens.

(b)        Any Lien that is granted to secure the Notes and any Subsidiary Guarantee pursuant to Section 4.12(a)(ii)(1) or Section 4.12(a)(ii)(2) shall be automatically and unconditionally released and discharged at the same time as the release and discharge of the Lien that gave rise to the obligation to secure the Notes or the Subsidiary Guarantee under such provisions.

For purposes of determining compliance with this Section 4.12, (x) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category (or portion thereof) of Permitted Liens described in the definition thereof, but may be permitted in part under any combination thereof and (y) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described in the definition thereof, the Company shall, in its sole discretion, be entitled to divide, classify or reclassify, or later divide, classify, or reclassify, in whole or in part, any such Lien (or any portion thereof) in any manner.

The expansion of Liens by virtue of accretion or amortization of original issue discount, the payment of dividends in the form of Indebtedness, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class accretion of original issue discount or liquidation preference, increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness, will not be deemed to be an incurrence of Liens for purposes of this Section 4.12.

Section 4.13.    Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents (as the same may be amended from time to time), and the material rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, in each case if the Company in good faith shall determine that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.07 or Article 5.

Section 4.14.     Offer to Repurchase Upon a Change of Control.

(a)    Upon the occurrence of a Change of Control Triggering Event, unless the Company has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 3.01, each Holder shall have the right to require the Company to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101.0% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date falling on or prior to the date of purchase).

(b)    Prior to or within 30 days following any Change of Control Triggering Event, unless the Company has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 3.01, the Company shall deliver a notice (the “Change of Control Offer”) to each Holder or otherwise give notice in accordance with the applicable procedures of the Depositary, with a copy to the Trustee, stating:

(1)    that a Change of Control Triggering Event has occurred or, if the Change of Control Offer is being made in advance of a Change of Control Triggering Event, that a Change of Control Triggering Event is expected to occur, and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101.0% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a Regular Record Date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(2)    the repurchase date (which shall be no earlier than ten days nor later than 60 days from the date such notice is delivered) (the “Change of Control Payment Date”);

(3)    if such notice is delivered prior to the occurrence of a Change of Control or Change of Control Triggering Event, that the Change of Control Offer is conditional on the occurrence of a Change of Control Triggering Event; and

(4)    the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)    accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)    deposit with the applicable Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(3)    deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company in accordance with the terms of this covenant.

The applicable Paying Agent shall promptly deliver to each Holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, in accordance with Section 3.04(e).

(c)    Prior to making a Change of Control Payment, and as a condition to such payment (1) the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Payment being made and waived the event of default, if any, caused by the Change of Control or (2) the Company will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a Change of Control Payment or the Company must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer and obtain waivers of any event of default arising under the relevant indenture or other agreement from the remaining holders of such Indebtedness. The Company covenants to effect such repayment or obtain such consent prior to making a Change of Control Payment, it being a Default of this Section 4.14 if the Company fails to comply with this Section 4.14(c).

(d)    If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid on the relevant Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Regular Record Date.

(e)    The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(f)    The Company or a third party may, at its option, redeem the Notes upon not less than ten nor more than 60 days’ notice, given not more than 30 days following the consummation of the Change of Control Offer, at a redemption price of 101.0% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date falling on or prior to such redemption date), in connection with the consummation of a Change of Control if at least 90.0% of the Notes outstanding prior to the Change of Control Payment Date are purchased pursuant to a Change of Control Offer with respect to such Change of Control.

(g)      Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event.

Section 4.15.    Future Subsidiary Guarantors.

(a)        The Company shall cause any domestic Restricted Subsidiary that borrows under or Guarantees the Senior Credit Facility after the Issue Date to execute and deliver to the Trustee a supplemental indenture to this Indenture, the form of which is attached as Exhibit B hereto, pursuant to which such Restricted Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior basis and all other obligations under this Indenture. To the extent that the assets of any such future Subsidiary Guarantor are required to pledged as collateral pursuant to the Senior Credit Facility, such assets will be pledged as Collateral pursuant to the Security Documents reasonably promptly after such Restricted Subsidiary issues its Guarantee of the Notes.

(b)        Notwithstanding the foregoing, each Subsidiary Guarantee shall provide by its terms that it shall be automatically and unconditionally released or discharged under the circumstances described in Section 10.06.

Section 4.16.    Maintenance of Insurance. (a) The Company shall deliver an Officers’ Certificate to the Trustee within 120 days after the end of each fiscal year certifying that, subject to Section 4.16(c), the Company and each of its Restricted Subsidiaries has obtained and has in full force and effect:

(1)    with respect to each Covered Satellite for which the risk of loss passes to the Company or such Restricted Subsidiary at or before launch, launch insurance with respect to each such Covered Satellite covering the launch of such Covered Satellite and a period of time thereafter in an amount not less than the aggregate of the purchase price of such Covered Satellite, the purchase price of launch services therefor (other than for risks borne by the relevant satellite manufacturer or by the relevant launch services provider pursuant to any launch risk guarantee) and the premium payable for such insurance; provided that such launch insurance is available for a price, in an amount and on other terms and conditions that are, in the reasonable determination of the Company, commercially reasonable; and

(2)    at all times subsequent to the later of (x) initial completion of in-orbit testing and (y) the coverage period of launch insurance described in clause (1) above, In-Orbit Insurance with respect to Covered Satellites other than Excluded Satellites in an amount not less than the Aggregate In-Orbit Insurance Amount (with the allocation of such insurance among such Covered Satellites being in the Company’s discretion).

(b)            Insurance policies required by Section 4.16(a), shall:

(1)    contain no exclusions other than:

(A)    Acceptable Exclusions, and

(B)    such specific exclusions applicable to the performance of the Covered Satellite being insured as are reasonably acceptable to the Company in order to obtain insurance for a price that is, and on other terms and conditions that are, commercially reasonable; and

(2)    provide coverage on an all-risks basis for loss of and damage to the Covered Satellite, subject to the exclusions specified above.

The insurance required by this Section 4.16 shall name the Company and/or one or more Restricted Subsidiaries as named insureds.

(c)    For any Covered Satellite, in lieu of In-Orbit Insurance, the Company may, at its option, maintain In-Orbit Spare Capacity in which event such Covered Satellite (or portion, as applicable) shall be deemed to be insured for the percentage of the Covered Satellite’s (or applicable portion’s) net book value for which In-Orbit Spare Capacity is available. In the event of any loss, damage or failure affecting a Covered Satellite or the expiration and non-renewal of an insurance policy for a Covered Satellite resulting from a claim of loss under such policy that causes a failure to comply with clause (2) of Section 4.16(b), the Company and its Restricted Subsidiaries shall be deemed to be in compliance with clause (2) of Section 4.16(b) for the 120 days immediately following such loss, damage or failure or policy expiration or non-renewal, provided that the Company or a Restricted Subsidiary, as the case may be, procures such In-Orbit Insurance or provides such In-Orbit Spare Capacity as necessary to comply with clause (2) of Section 4.16(a) within such 120 day period.

Section 4.17.    Designation of Restricted and Unrestricted Subsidiaries(a) . (a) The Board of Directors of the Company or any direct or indirect parent of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, amalgamation or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)    such Subsidiary or any of its Subsidiaries has not Guaranteed any Capital Stock or Indebtedness of and does not own any Capital Stock in, the Company or any Restricted Subsidiary and does not hold any Liens on any property or assets of the Company or any Restricted Subsidiary (other than a Subsidiary of the Subsidiary to be so designated);

(2)    all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will for so long as it is an Unrestricted Subsidiary, consist of Non-Recourse Debt;

(3)    the aggregate Fair Market Value of all outstanding Investments of the Company and its Restricted Subsidiaries in such Subsidiary complies with Section 4.07 or constitutes a Permitted Investment; and

(4)    except as permitted under Section 4.11, on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company or such Restricted Subsidiary, when taken as a whole, than those that would have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company or any direct or indirect parent of the Company after the Issue Date shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company or any direct or indirect parent of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

(b)    The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either (i) the Company would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt after giving effect to such designation or (ii) the Consolidated Coverage Ratio of the Company after giving effect to such designation would be equal to or greater than such ratio immediately prior to such designation.

Section 4.18.    Suspension of Certain Covenants. (a) Following the first day (the “Suspension Date”) that:

(1)    the Notes have an Investment Grade Rating from two of the Rating Agencies; and

(2)    no Default has occurred and is continuing hereunder,

the Subsidiary Guarantees will be automatically and unconditionally released and discharged and the Company and its Restricted Subsidiaries shall not be subject to the covenants in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.15, 4.16 and clause (4) of Section 5.01(a) (collectively, the “Suspended Covenants”). If at any time following a Suspension Date the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency such that the Notes do not have an Investment Grade Rating by any two Rating Agencies, then the Suspended Covenants will thereafter be reinstated (such date, the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture with respect to future events, unless and until a subsequent Suspension Date occurs (in which event the Suspended Covenants shall no longer be in effect until a subsequent Reinstatement Date occurs). The period of time between Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.”

(b)    Notwithstanding the reinstatement of the Suspended Covenants upon a Reinstatement Date, no Default, Event of Default or breach of any kind shall be deemed to have occurred or exist under this Indenture, the Notes or the Subsidiary Guarantees with respect to the

Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The Company and its Subsidiaries shall be permitted, without causing a Default or Event of Default or breach of any of the Suspended Covenants (notwithstanding the reinstatement thereof) under this Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reinstatement Date and to consummate the transactions contemplated thereby; provided that, to the extent any such commitment or obligation results in the making of a Restricted Payment, such Restricted Payment shall be made under clause (C) of Section 4.07(a) or under Section 4.07(b) and, if not permitted by any of such provisions, such Restricted Payment shall be deemed permitted under clause (C) of Section 4.07(a) and shall be deducted for purposes of calculating the amount pursuant to such clause (C) (so that the amount available under such clause (C) immediately following such Restricted Payment shall be negative).

(c)        On each Reinstatement Date, all Indebtedness Incurred during the applicable Suspension Period will be classified to have been Incurred pursuant to clause (3) of Section 4.09(b). Calculations made after each Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.07 will be made as though Section 4.07 had been in effect prior to, but not during, the Suspension Period. Upon the Suspension Date, the amount of Excess Proceeds from Asset Sales shall be reset at zero. In addition, for purposes of Section 4.11, all transactions entered into by the Company or any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period shall be deemed to have been entered into pursuant to clause (5) of Section 4.11(b), and for purposes of Section 4.08, all agreements and instruments entered into during the Suspension Period that contain any of the restrictions contemplated by such covenant shall be deemed to have been entered into pursuant to clause (1) of Section 4.08(b).

(d)        In addition, during the Suspension Period, any Subsidiary Guarantees will be automatically released and the obligation to grant further Subsidiary Guarantees will be suspended. Upon the Reinstatement Date, the obligation to grant Subsidiary Guarantees pursuant to Section 4.15 will be reinstated (and the Reinstatement Date will be deemed to be the date on which any Indebtedness under the Senior Credit Facility was guaranteed or Incurred, as applicable, for purposes of Section 4.15).

(e)        During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.

(f)        The Company shall provide written notice to the Trustee of the occurrence of any Suspension Date or Reinstatement Date. The Trustee shall have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on future compliance by the Company and the Restricted Subsidiaries with their covenants or (iii) notify the holders of the occurrence of any action that results in a Suspension Date or Reinstatement Date.

ARTICLE 5

MERGER AND CONSOLIDATION

Section 5.01.    Merger and Consolidation. (a) The Company shall not consolidate with or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer or otherwise dispose of all or substantially all of the assets and properties of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1)    the resulting, surviving or transferee Person (the “Successor Company”) is the Company or will be a corporation, limited liability company, partnership, limited partnership or trust organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any territory of the United States; provided that if such Person is not a corporation, such Person will immediately cause a Subsidiary that is organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any territory of the United States and that is a corporation to be added as a co-issuer of the Notes under this Indenture;

(2)    the Successor Company (if other than the Company) assumes all of the obligations of the Company under the Notes, this Indenture, the Collateral Trust Agreement, the Intercreditor Agreement and the Security Documents pursuant to a supplemental indenture, amendments or other customary documents or instruments;

(3)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)    immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-fiscal-quarter period, either:

(A)    the Successor Company would be able to Incur at least $1.00 of additional Indebtedness as Ratio Debt, or

(B)    the Consolidated Coverage Ratio for the Successor Company would be equal to or greater than such ratio for the Company immediately prior to such transaction;

(5)    each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have confirmed in writing to the Trustee that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes and its obligations under the Security Documents, the Collateral Trust Agreement and Intercreditor Agreement (as applicable) shall continue to be in effect; and

(6)    Collateral owned by or transferred to the Successor Company shall (i) continue to constitute Collateral under this Indenture and the Security Documents, (ii) be subject to the Lien in favor of the Collateral Trustee for the benefit of the Trustee and the holders of the Notes and (iii) not be subject to any Lien other than Permitted Liens.

Notwithstanding the preceding clauses (3) and (4),

(1)    any Restricted Subsidiary may consolidate with, merge with or into or sell, assign, convey, transfer or otherwise dispose of all or part of its assets and properties to the Company so long as no Capital Stock of the Restricted Subsidiary is distributed to any Person other than the Company, and

(2)    the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction.

(b)    Subject to the provisions in this Indenture governing release of a Subsidiary Guarantee upon the sale or disposition of a Restricted Subsidiary that is a Subsidiary Guarantor, the Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into or wind up into (whether or not the Subsidiary Guarantor is the surviving corporation), or sell, assign, convey, transfer or otherwise dispose of all or substantially all of its assets and properties to, any Person (other than to the Company or another Subsidiary Guarantor) unless:

(1)    if such entity remains a Subsidiary Guarantor, (a) the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation, limited liability company, partnership, limited partnership or trust organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any other territory thereof; (b) the Successor Guarantor, if other than such Subsidiary Guarantor or another Subsidiary Guarantor, expressly assumes all of the obligations of such Subsidiary Guarantor under the Notes, this Indenture, the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement (as applicable) pursuant to a supplemental indenture, amendments or other customary documents or instruments; (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (d) if the Successor Guarantor is other than such Subsidiary Guarantor or another Subsidiary Guarantor, the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture; and (e) if the Successor Guarantor is other than such Subsidiary Guarantor or another Subsidiary Guarantor, Collateral owned by or transferred to the Successor Guarantor shall (i) continue to constitute Collateral under this Indenture and the Security Documents, (ii) be subject to the Lien in favor of the Collateral Trustee for the benefit of the Trustee and the holders of the Notes and (iii) not be subject to any Lien other than Permitted Liens; and

(2)    the transaction is made in compliance with Section 4.10 to the extent applicable (it being understood that only such portion of the Net Cash Proceeds as is required to be applied on the date of such transaction in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time) and this Section 5.01.

(c)    In addition, the Company shall not, directly or indirectly, lease, or permit any Subsidiary Guarantor to lease, all or substantially all of the properties of it and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person.

(d)    Notwithstanding the foregoing, any Subsidiary Guarantor may (x) merge with or into or transfer all or part of its assets and properties to another Subsidiary Guarantor or the Company, or (y) merge with a Restricted Subsidiary of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in a State of the United States or the District of Columbia, as long as the amount of Indebtedness of such Subsidiary Guarantor and its Restricted Subsidiaries is not increased thereby, and the resulting entity remains or becomes a Subsidiary Guarantor.

(e)    For purposes of this Section 5.01, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets and properties of one or more Subsidiaries of the Company, which assets and properties, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the assets and properties of the Company on a consolidated basis, shall be deemed to be the disposition of all or substantially all of the assets and properties of the Company.

Section 5.02.    Successor Entity Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets and properties of the Company in accordance with Section 5.01 hereof, the Company shall be released from its obligations under this Indenture, and the Successor Company shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the Successor Company and not to the Company), and may exercise every right and power of, the Company under this Indenture and the Notes. Subject to the limitations described in this Indenture, the Successor Guarantor will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture, the Subsidiary Guarantee of such Subsidiary Guarantor and the Security Documents.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01.    Events of Default.

(a)    An “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary):

(1)    default in any payment of interest on any Note when due, continued for 30 days;

(2)    default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon acceleration or otherwise;

(3)    failure by the Company to comply with its obligations under Section 5.01 (other than its obligations under clause (5) of Section 5.01(a)) or the failure by any Subsidiary Guarantor to comply with its obligations under clauses (1)(b), (1)(c), (1)(d) and (2) of Section 5.01(b) in each case continued for 30 days;

(4)    failure by the Company or any Restricted Subsidiary to comply for 60 days after receipt of written notice as provided below with any of its obligations, covenants and agreements contained in this Indenture (other than a Default referred to in clause (1), (2) or (3) above); provided, that in the case of a failure to comply with Section 4.03 such period of continuance of such default or breach shall be 120 days after receipt of written notice as provided below;

(5)    default by the Company or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default:

(A)    is caused by a failure, after the expiration of the grace period provided in such Indebtedness, to pay principal of, or interest or premium, if any, on such Indebtedness (“Payment Default”); or

(B)    results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, exceeds $50.0 million;

(6)    an involuntary case or other proceeding is commenced against the Company or any Significant Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days; or an order for relief is entered against the Company or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect that remains undismissed and unstayed for a period of 60 consecutive days;

(7)    the Company or any of its Significant Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect with respect to itself, or consents to the entry of an order for relief against it in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (iii) effects any general assignment for the benefit of creditors;

(8)    failure by the Company or any Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $50.0 million (net of any amounts that are covered by insurance provided by a reputable and creditworthy insurance company), which judgments are not paid, discharged, waived or stayed for a period of 60 consecutive days after such judgments become final;

(9)    any Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee; or

(10)    with respect to any Collateral having a fair market value in excess of $50.0 million, individually or in the aggregate, (i) the failure of the security interest with respect to such Collateral under the Pari Passu Lien Security Documents, at any time, to be in full force and effect for any reason other than in accordance with their terms or the terms of this Indenture, the Collateral Trust Agreement or the Intercreditor Agreement, which failure continues for a period of 60 consecutive days after any Officer of the Company or any Subsidiary Guarantor becomes aware of such failure and has not been cured during such time period or (ii) the assertion by the Company or a Subsidiary Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

(b)    However, a Default under clause (4) of Section 6.01(a) will not constitute an Event of Default until (1) the Trustee provides written notice to the Company of the Default or the Holders of 25% in aggregate principal amount of the then-outstanding Notes provide written notice to the Company of the Default, with a copy to the Trustee, and (2) the Company does not cure such Default within the applicable time specified in clause (4) of Section 6.01(a) after receipt of such notice.

Section 6.02.    Acceleration. (a) If an Event of Default (other than an Event of Default described in clauses (6) or (7) of Section 6.01(a)) occurs and is continuing, the Trustee by notice in writing specifying the Event of Default and that it is a “notice” to the Company, or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, shall be due and payable immediately.

(b)     In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) of Section 6.01(a) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the Default triggering such Event of Default pursuant to clause (5) of Section 6.01(a) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(c)    If an Event of Default described in clauses (6) or (7) of Section 6.01(a) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

Section 6.03.    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the then-outstanding Notes may, by written notice to the Trustee and on behalf of the Holders of all of the Notes, waive, rescind or cancel any declaration of an existing or past Default or Event of Default and its consequences under this Indenture if such waiver, rescission or cancellation would not conflict with any judgment or decree of a court of competent jurisdiction, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than such nonpayment of principal or interest that has become due as a result of such acceleration). Upon any such waiver, rescission or cancellation, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.    Control by Majority. Subject to Section 7.02(7), the Holders of a majority in aggregate principal amount of the then-outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability; provided, however that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification from the Holders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06.     Limitation on Suits. If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee an indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1)    such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)    Holders of at least 25% in aggregate principal amount of the then-outstanding Notes have requested the Trustee, by notice in writing, to pursue the remedy;

(3)    such Holders have offered the Trustee satisfactory security or indemnity against any loss, liability or expense;

(4)    the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)    the Holders of a majority in aggregate principal amount of the then-outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Section 6.07.    Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturity thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder. For the avoidance of doubt, no amendment to or deletion of any of the covenants described under Article 4 (other than Section 4.01) shall be deemed to impair or affect any rights of holders to receive payment of principal of, premium, if any, and interest on such Holder’s Notes.

Section 6.08.     Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the compensation of the Trustee and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.     Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation of the Trustee or for reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any Subsidiary Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.    Priorities. Subject to the Collateral Trust Agreement, if the Trustee collects any money pursuant to this Article (including upon exercise of remedies with respect to the Collateral), it shall pay out the money in the following order:

First: to the Trustee, the Collateral Trustee and the Agent, in each case for all amounts due to it hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11.    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Subsidiary Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Subsidiary Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in aggregate principal amount of the then-outstanding Notes.

Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14.    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7

THE TRUSTEE

Section 7.01.    General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b)     Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)    In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(d)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)    this Subsection shall not be construed to limit the effect of Section 7.01(b);

(2)    the Trustee shall not be liable for any error of judgement made in good faith by a Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)        the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes of any series; and

(4)        no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

Section 7.02.    Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(1)        In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(2)        Before the Trustee acts or refrains from acting (except (x) as provided in Sections 2.04 , 3.03(e) and 3.04(e) and (y) with respect to an Opinion of Counsel, in connection with the original issuance of any Notes or the execution of any amendment or supplement entered into in connection with adding any Subsidiary Guarantor under this Indenture), it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 13.03 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(3)        The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(4)        The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(5)        The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(6)        The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(7)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(8)        In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(9)        The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(10)        The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and by the Collateral Trustee, and each Agent employed to act hereunder.

(11)        The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03.    Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a)        “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)        “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04.    Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture, the Notes, the Intercreditor Agreement, the Collateral

Trust Agreement or the Security Documents, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05.    Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs or within 30 days after the Trustee has actual knowledge of the Default, whichever is later. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders.

Section 7.06.    Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2019, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange (if any) upon which its Notes are listed and with the SEC as required by Trust Indenture Act Section 313(d).

Section 7.07.    Compensation and Indemnity. (a) The Company will pay the Trustee compensation as agreed upon with the Trustee in writing between the Company and the Trustee for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b)      The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without willful misconduct, negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and the performance of its duties under this Indenture and the Notes, including the costs and expenses enforcing this Indenture (including this Section 7.07), of defending itself against any claim whether asserted by any Holder or the Company, or liability and of complying with any process served upon it or any of its officers in connection with the acceptance, exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any such claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding the foregoing, the Company shall not be required to indemnify the Trustee with respect to any settlement made without the consent of the Company, which consent will not be unreasonably withheld.

(c)      To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

(d)      When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(a)(6) or Section 6.01(a)(7), the expenses (including the reasonable charges and expenses of its counsel) are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

(e)        The provisions of this Article shall survive the termination of this Indenture

Section 7.08.    Replacement of Trustee. (a) (1) The Trustee may resign at any time by written notice to the Company.

(2)        The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(3)        If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(4)        The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

(5)        A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b)        If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the Company’s expense.

(c)        Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d)        Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e)        The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09.    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.10.    Eligibility. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11.    Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

Section 7.12.    Security Documents; Intercreditor Agreement; Collateral Trust Agreement. By their acceptance of the Notes, the Holders hereby agree to be bound by, and authorize and direct the Trustee and the Collateral Trustee, as the case may be, to execute and deliver, the Intercreditor Agreement, the Collateral Trust Agreement, and any Security Documents in which the Trustee or the Collateral Trustee, as applicable, is named as a party, including the Security Agreement and any Security Document executed on or after the Issue Date.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DISCHARGE

Section 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance.

(a)        The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02.    Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Subsidiary Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, to have satisfied all of its other obligations under such Notes, the Subsidiary Guarantees and this Indenture including that of the Subsidiary Guarantors

(and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and to have cured all then-existing Events of Default, except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)        the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(b)        the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)        the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company’s obligations in connection therewith; and

(d)        this Section 8.02.

If the Company exercises the Legal Defeasance option, (a) the Subsidiary Guarantees in effect at such time shall terminate and each Subsidiary Guarantor shall be automatically and unconditionally released and discharged from all of its obligations with respect thereto and (b) the Collateral will be released from the Liens securing the Notes, as provided under Section 4.01 of the Collateral Trust Agreement in accordance with the provisions described above.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof. If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes.

Section 8.03.    Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, terminate and be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16 and 4.17 hereof and clause (3) and (4) of Section 5.01(a) and, clause (1)(b), (1)(c), (1)(d) and (2) of Section 5.01(b) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(4), 6.01(a)(5), 6.01(a)(6) (with respect to Significant Subsidiaries only), 6.01(a)(7) (with respect to Significant Subsidiaries only), 6.01(a)(8), 6.01(a)(9) and 6.01(a)(10) shall not constitute Events of Default.

If the Company exercises the Covenant Defeasance option, (a) the Subsidiary Guarantees in effect at such time will terminate and each Subsidiary Guarantor shall be automatically and unconditionally released and discharged from all of its obligations with respect thereto and (b) the Collateral will be released from the Liens securing the Notes, as provided under Section 4.01 of the Collateral Trust Agreement in accordance with the provisions described above.

Section 8.04.    Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1)        the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)        in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the respective outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)        in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that the beneficial owners of the respective outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)        no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or insofar as Events of Default resulting from the borrowing of funds or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)        the Company must deliver to the Trustee an Opinion of Counsel to the effect that, assuming, among other things, no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization of similar laws affecting creditors’ rights generally;

(6)        the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7)        the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05.    Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Subsidiary Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.    Repayment to the Company.

Subject to applicable unclaimed property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 8.07.    Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Company makes any payment of principal of, premium or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.    Amendments Without Consent of Holders. Notwithstanding Section 9.02 hereof, without the consent of any Holder, the Company, any Subsidiary Guarantor (with respect to its Subsidiary Guarantor or this Indenture) and the Trustee and the Collateral Trustee may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement to:

(1)        cure any ambiguity, omission, mistake, defect or inconsistency;

(2)        comply with Article 5;

(3)        provide for the assumption by a successor entity (or co-issuer) of the obligations of the Company or any Subsidiary Guarantor under this Indenture, the Notes, any Subsidiary Guarantee, any Security Document, the Collateral Trust Agreement or the Intercreditor Agreement (whether through merger, consolidation, sale of all or substantially all of assets and properties or otherwise);

(4)        provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(5)        comply with the rules of any applicable depositary;

(6)        add Guarantees with respect to the Notes or release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee, this Indenture or the Security Documents in accordance with the applicable provisions of this Indenture or the Security Documents;

(7)        make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;

(8)        grant any Lien for the benefit of the holders of Pari Passu Lien Debt or Junior Lien Debt in accordance with and as permitted by the terms of this Indenture, the Collateral Trust Agreement and the Intercreditor Agreement;

(9)        add additional secured parties to the Collateral Trust Agreement and Intercreditor Agreement to the extent Liens securing obligations held by such parties are permitted under this Indenture;

(10)        mortgage, pledge, hypothecate or grant a security interest in favor of the Collateral Trustee for the benefit of the Trustee and the holders of the Notes as additional security for the payment and performance of the Company’s and any Subsidiary Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Collateral Trustee or the Trustee in accordance with the terms of this Indenture or otherwise;

(11)        provide for the succession of any parties to any of the Security Documents (and other amendments that are administrative or ministerial in nature), the Collateral Trust Agreement and the Intercreditor Agreement in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of this Indenture, the relevant Security Document, the Collateral Trust Agreement and the Intercreditor Agreement;

(12)        add to the covenants of the Company and its Restricted Subsidiaries or Events of Default for the benefit of the Holders or to make changes that would provide additional rights to Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

(13)        make any change that does not materially adversely affect the rights of any Holder under this Indenture;

(14)        evidence or provide for the appointment under this Indenture of a successor trustee or under the Security Documents of a successor collateral trustee; provided that the successor trustee or successor collateral trustee is otherwise qualified and eligible to act as such under the terms of this Indenture and of the Security Documents, as applicable;

(15)    provide for the issuance of Additional Notes under this Indenture;

(16)    comply with the provisions described under Article 10 or Section 4.15;

(17)    conform the text of this Indenture (including any supplemental indenture or other instrument pursuant to which Additional Notes are issued), the Notes, the Subsidiary Guarantees, the Security Documents, the Collateral Trust Agreement or the Intercreditor Agreement to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated March 20, 2019 to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents, the Collateral Trust Agreement or the Intercreditor Agreement as confirmed to the Trustee by an Officers’ Certificate, or, with respect to any Additional Notes or any supplemental indenture or other instrument pursuant to which Additional Notes or any supplemental indenture or other instrument pursuant to which Additional Notes are issued, to any provision of the “Description of Notes” relating to the issuance of the Additional Notes solely to the extent that the “Description of Notes” provides for terms of such Additional Notes that differ from the terms of the Initial Notes; or

(18)    make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The Holders of the Notes will be deemed to have consented for purposes of the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement to any of the following amendments, waivers and other modifications to the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement:

(1)    (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Pari Passu Lien Obligations that are Incurred in compliance with this Indenture and (B) to establish that the Liens on any Collateral securing such Pari Passu Lien Obligations shall rank equally with the Liens on such Collateral securing the obligations under this Indenture and the Notes and the Subsidiary Guarantees, all on the terms provided for in the Collateral Trust Agreement and Intercreditor Agreement in effect immediately prior to such amendment; and

(2)    (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Junior Lien Obligations that are Incurred in compliance with this Indenture and (B) to establish that the Liens on any Collateral securing such Junior Lien Obligations shall be junior to the Liens securing the Pari Passu Lien Obligations

(including the obligations under this Indenture, the Notes and the Subsidiary Guarantees), all on the terms provided for in the Collateral Trust Agreement in effect immediately prior to such amendment.

The consent of Holders representing at least two-thirds of the aggregate principal amount of outstanding Notes will be required to modify any Security Document or release the Liens for the benefit of the Holders of the Notes on all or substantially all of the Collateral, other than in accordance with this Indenture.

After an amendment or supplement under this Indenture becomes effective, the Company is required to deliver or mail to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to deliver or mail such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment, supplement or waiver.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.04 and Section 13.03 hereof, as applicable, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.    Amendments with Consent of Holders. (a) Except as provided in this Section 9.02, the Company, the Subsidiary Guarantors (as applicable) and the Trustee may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement with the consent of the Holders of a majority in aggregate principal amount of the then-outstanding Notes (including Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing or past Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a Payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes). Section 2.05 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b)        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.04 and Section 13.03 hereof, as applicable, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the

Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)        It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes shall not be rendered invalid by such tender.

(d)        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall deliver or mail to the Holders a notice briefly describing such amendment, supplement or waiver; provided that the failure to deliver or mail such notice to all the Holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

(e)        Without the consent of each affected Holder of Notes, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)        reduce the percentage of the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)        reduce the stated rate of interest or extend the stated time for payment of interest on any Note;

(3)        reduce the principal of or extend the Stated Maturity of any Note;

(4)        waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then-outstanding Notes with respect to a Payment Default and a waiver of the Payment Default that resulted from such acceleration);

(5)        reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased under Section 3.01, Section 4.10 and Section 4.14 whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of “Change of Control”) (other than any change to the notice periods with respect to such redemption);

(6)        make any Note payable in money other than that stated in the Note;

(7)        otherwise impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8)        make any change in the amendment provisions which require each Holder’s consent or in the provisions of this Indenture relating to waivers of Defaults or Events of Default; or

(9)        modify the Subsidiary Guarantees in any manner materially adverse to the Holders of the Notes.

Section 9.03.    Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, except as may be provided by the terms of any request for consent, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04.    Trustee and Collateral Trustee to Sign Amendments, etc.

The Trustee and Collateral Trustee (if applicable) shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Collateral Trustee, as applicable. The Company may not sign an amendment, supplement or waiver until its Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee and the Collateral Trustee (if applicable) shall be entitled to receive and (subject to Section 7.01 and Section 7.02 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.03 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Subsidiary Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

Notwithstanding anything to the contrary herein, no Opinion of Counsel with respect to conditions precedent or as to whether the supplement is authorized or permitted will be required for the Trustee or the Collateral Trustee to execute any amendment or supplement entered into in connection with adding Subsidiary Guarantors.

ARTICLE 10

SUBSIDIARY GUARANTEES

Section 10.01. Subsidiary Guarantee.

(a)         Subject to this Article 10, each of the Subsidiary Guarantors shall, jointly and severally, irrevocably and unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, or interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)        The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)        If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)        Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

(e)        Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Subsidiary Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f)        In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g)        Each payment to be made by a Subsidiary Guarantor in respect of its Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02. Limitation on Subsidiary Guarantor Liability.

(a)         Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee.

(b)        To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Guarantees under the Senior Credit Facility) that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Any Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03. Execution and Delivery.

To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Subsidiary Guarantor hereby agrees that this Indenture shall be executed on behalf of such Subsidiary Guarantor by an Officer of such Subsidiary Guarantor.

Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

To the extent required by Section 4.15 hereof, the Company shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.15 hereof and this Article 10, to the extent applicable.

Section 10.04. Subrogation.

Each Subsidiary Guarantor shall be subrogated to all rights of Holders of Notes against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 10.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.05. Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

Section 10.06. Release of Subsidiary Guarantees.

A Subsidiary Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Subsidiary Guarantor, the Company or the Trustee is required for the release of such Subsidiary Guarantor’s Subsidiary Guarantee, upon:

(1)

(A)      the occurrence of any sale, exchange, transfer or other disposition (by merger, amalgamation, consolidation or otherwise) of all of the Capital Stock of such Subsidiary Guarantor (including any sale, exchange, transfer or other disposition after which the applicable Subsidiary Guarantor is no longer a

Restricted Subsidiary) or of all or substantially all of the assets and property of such Subsidiary Guarantor, which sale, exchange, transfer or other disposition is made in compliance with the applicable provisions of this Indenture (to the extent such provisions are required to be satisfied as of the date of the transaction);

(B)      the release or discharge of such Subsidiary Guarantor from its Guarantee of Indebtedness of the Company and the Subsidiary Guarantors under the Senior Credit Facility (including by reason of the termination of the Senior Credit Facility), except a discharge or release by or as a result of payment under such Guarantee (it being understood that a release subject to a contingent reinstatement is still a release, and that if any such Guarantee is so reinstated, such Subsidiary Guarantee shall also be reinstated to the extent that such Subsidiary Guarantor would then be required to Guarantee the Notes pursuant to this Indenture);

(C)      the designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with Section 4.17; or

(D)      the Company exercising its Legal Defeasance option or Covenant Defeasance option as described under Article 8 or the Company’s obligations under this Indenture being discharged in accordance with the terms of this Indenture; and

(2)      such Subsidiary Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction and/or release have been complied with.

ARTICLE 11

COLLATERAL AND SECURITY

Section 11.01. Security Documents. The due and punctual payment of the Notes Obligations, including payment of the principal of, premium, if any, and interest on the Notes when the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes and performance of all other Obligations of the Company and the Subsidiary Guarantors to the Holders, the Trustee or the Collateral Trustee under this Indenture, the Notes, the Subsidiary Guarantees, the Intercreditor Agreement, the Collateral Trust Agreement and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure Notes Obligations, subject to the terms of the Collateral Trust Agreement and Intercreditor Agreement. The Trustee and the Company hereby acknowledge and agree that the Collateral Trustee holds the Collateral in trust for the benefit of the Holders, the Trustee and the Collateral Trustee and pursuant to the terms of the Security Documents, the Collateral Trust Agreement and the Intercreditor Agreement.

Section 11.02. Collateral Trustee. (a) The holders of the Notes have, and by accepting a Note, each holder will be deemed to have, appointed the Collateral Trustee to act as its agent under the Collateral Trust Agreement and the Security Documents. The holders of the Notes have, and by accepting a Note, each holder will be deemed to have, authorized the Collateral Trustee to (i) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Collateral Trust Agreement and the Security Documents, together with any other incidental rights, power and discretions; and (ii) execute each Security Document, waiver, modification, amendment, renewal or replacement expressed to be executed by the Collateral Trustee on its behalf.

(b)        The rights, duties and obligations of the Collateral Trustee under the Collateral Trust Agreement will be subject to the Intercreditor Agreement.

Section 11.03. Release of Liens in Respect of Notes. The Collateral Trustee’s Liens on the Collateral will no longer secure the Notes or any other Obligations under this Indenture or the Collateral Trust Agreement, and the right of the holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral will terminate and be discharged:

(1)      upon satisfaction and discharge of this Indenture as set forth under Section 12.01;

(2)      upon a Legal Defeasance or Covenant Defeasance as set forth under Section 8.03 or Section 8.04;

(3)      upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged; or

(4)      in whole or in part, with the consent of the holders of the requisite percentage of Notes in accordance with the provisions of Section 9.02.

Section 11.04. Equal and Ratable Sharing of Collateral by Holders of Pari Passu Lien Debt. (a) Notwithstanding:

(1)      anything to the contrary contained in the Pari Passu Lien Security Documents;

(2)      the time of Incurrence of any Series of Pari Passu Lien Debt;

(3)      the order or method of attachment or perfection of any Liens securing any Series of Pari Passu Lien Debt;

(4)      the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5)      the time of taking possession or control over any Collateral;

(6)      that any Pari Passu Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7)      the rules for determining priority under any law governing relative priorities of Liens,

but subject to the provisions of the Intercreditor Agreement:

(a) all Pari Passu Liens granted at any time by the Company or any Subsidiary Guarantor will secure, equally and ratably, all present and future Pari Passu Lien Obligations; and

(b) all proceeds of Collateral securing such Pari Passu Lien Obligations granted at any time by the Company or any Subsidiary Guarantor will be allocated and distributed as provided in Section 3.04 of the Collateral Trust Agreement.

(b)        This Section is intended for the benefit of, and will be enforceable as a third-party beneficiary by, each present and future holder of Pari Passu Lien Obligations, each present and future Pari Passu Lien Debt Representative and the Collateral Trustee as holder of Pari Passu Liens.

(c)        The Pari Passu Lien Debt Representative of each future Series of Pari Passu Lien Obligations will be required to deliver a Collateral Trust Joinder to the Collateral Trustee and the Trustee at the time of Incurrence of such Series of Pari Passu Lien Obligations.

Section 11.05. Ranking of Junior Liens Relative to Pari Passu Liens.

(a)         Notwithstanding:

(1)      anything to the contrary contained in the Junior Lien Security Documents;

(2)      the time of Incurrence of any Series of Pari Passu Lien Debt or Series of Junior Lien Debt;

(3)      the order or method of attachment or perfection of any Liens securing any Series of Pari Passu Lien Debt or Series of Junior Lien Debt;

(4)      the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5)      the time of taking possession or control over any Collateral;

(6)      that any Pari Passu Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7)      the rules for determining priority under any law governing relative priorities of Liens,

all Junior Liens at any time granted by the Company or any Subsidiary Guarantor will be subject and subordinate to all Pari Passu Liens securing Pari Passu Lien Obligations.

(b)        The Junior Lien Documents, if any, will provide that the provisions in Section 11.05(a) are intended for the benefit of, and will be enforceable as a third-party beneficiary by, each present and future holder of Pari Passu Lien Obligations, each present and future Pari Passu Lien Debt Representative and the Collateral Trustee as holder of Pari Passu Liens. The Junior Lien Debt Representative of each Series of Junior Lien Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Collateral Trustee and each Pari Passu Lien Debt Representative at the time of Incurrence of such Series of Junior Lien Debt as contemplated by clause (ii) of the definition thereof.

(c)        This Section is intended solely to set forth the relative ranking, as Liens, of the Liens securing Junior Lien Debt as against the Pari Passu Liens. Neither the Notes nor any other Pari Passu Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the foregoing, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Section 11.06. Relative Rights. Nothing in this Indenture, the Notes or the Pari Passu Lien Security Documents will:

(1)      impair, as between the Company and the holders of the Notes, the obligation of the Company to pay principal, premium, if any, and interest on the Notes in accordance with their terms or any other obligation of the Company or any Subsidiary Guarantor;

(2)      affect the relative rights of holders of the Notes as against any other creditors of the Company or any Subsidiary Guarantor (other than holders of other Pari Passu Liens or Junior Liens);

(3)      restrict the right of any holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent prohibited by the Collateral Trust Agreement or the Intercreditor Agreement);

(4)      restrict or prevent any holder of Junior Lien Obligations, the Collateral Trustee or any Junior Lien Debt Representative from exercising any of its rights or remedies upon a default or event of default not restricted or prohibited by the Collateral Trust Agreement or the Intercreditor Agreement; or

(5)      restrict or prevent any holder of Junior Lien Obligations, the Collateral Trustee or any Junior Lien Debt Representative from taking any lawful action in an Insolvency or Liquidation Proceeding not restricted or prohibited by the Collateral Trust Agreement or the Intercreditor Agreement.

Section 11.07. Further Assurances. (a) The Company and each of the other Grantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Secured Debt Document to become, Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

(b)        Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, the Company and each of the other Grantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the Secured Parties.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01. Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect (and any Collateral then securing the Notes or any Subsidiary Guarantees shall be released) as to all Notes, when:

(1)      either:

(A)      all Notes that have been authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced pursuant to Section 2.04 or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from trust, have been delivered to the Trustee for cancellation; or

(B)      all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable by reason of the making of a notice of redemption or otherwise, (ii) will become due and payable within one year or (iii) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)      the Company or any Subsidiary Guarantor has paid or caused to be paid all sums then due and payable under this Indenture; and

(3)      the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Notes on demand of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to clause (1)(B) of this Section 12.01, the provisions of Section 12.02 and Section 8.06 shall survive.

Section 12.02.    Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Subsidiary Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01. Holder Communications; Holder Actions. (a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b)        (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (for purposes of this Section 13.01, an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2)      The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c)        Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph(d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d)        The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of Default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 13.02. Notices. (a) Any notice or communication to the Company, the Trustee or the Collateral Trustee will be deemed given if in writing (i) when delivered in person or (ii) three days after mailing when mailed by first class mail, (iii) when sent by facsimile transmission, with transmission confirmed or (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notices or communications to a Subsidiary Guarantor will be deemed given if given to the Company. In each case the notice or communication should be addressed as follows:

if to the Company:

Viasat, Inc.

6155 El Camino Real

Carlsbad, CA 92009

Attention: General Counsel

if to the Trustee or the Collateral Trustee:

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402-1544

Fax No.: (612) 217-5651

Attention: Viasat, Inc. Administrator

The Company, the Trustee or the Collateral Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

(b)        Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or by other electronic means or such other delivery system as the Trustee agrees to accept. Notwithstanding the foregoing, as to any Global Note registered in the name of a Depositary or its nominee, any notice or communication shall be sufficiently given if given to the Depositary according to the applicable procedures of the Depositary (or as otherwise as agreed by the Company, the Trustee and the Depositary). Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c)        Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

(d)        If a notice or communication is delivered or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Section 13.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee or Collateral Trustee to take any action under this Indenture (except (x) as provided in Sections 2.04, 3.03(e) and 3.04(e) and (y) with respect to an Opinion of Counsel, in connection with the original issuance of any Notes or the execution of any amendment or supplement entered into in connection with adding any Subsidiary Guarantor under this Indenture), the Company shall furnish to the Trustee or Collateral Trustee, as applicable:

(1)      an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)      an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 13.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof) shall include:

(1)       a statement that each person signing the certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3)    a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)    a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 13.05.    Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 13.06. Governing Law. This Indenture, including any Subsidiary Guarantees, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 13.07. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 13.08. Successors. All agreements of the Company or any Subsidiary Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee or Collateral Trustee in this Indenture will bind its successors.

Section 13.09. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.10. Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.11. Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 13.12. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, any Subsidiary Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

[Signature page follows]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

VIASAT, INC. as Issuer

By:	/s/ SHAWN DUFFY
Name: Shawn Duffy
Title: Senior Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee

By:	/s/ HALLIE E. FIELD
Name: Hallie E. Field
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION as Collateral Trustee

By:	/s/ HALLIE E. FIELD
Name: Hallie E. Field
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FACE OF NOTE]

VIASAT, INC.

5.625% Senior Secured Note due 2027

[CUSIP] [CINS]

No.	$

Viasat, Inc., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                                 , or its registered assigns, the principal sum of                      DOLLARS ($        ) on April 15, 2027.

Interest Rate: 5.625% per annum.

Interest Payment Dates: April 15 and October 15, commencing                     .

Regular Record Dates: April 1 and October 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	VIASAT, INC.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 5.625% Senior Secured Notes due 2027 described in the Indenture referred to in this Note.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[REVERSE SIDE OF NOTE]

VIASAT, INC.

5.625% Senior Secured Note due 2027

1.           Principal and Interest.

The Company promises to pay the principal of this Note on April 15, 2027.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 5.625% per annum.

Interest will be payable semiannually (to the Holders of record of the Notes at the close of business on the April 1 or October 1 immediately preceding the interest payment date) on each interest payment date, commencing                         .

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing Default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at the interest rate on the Notes.

2.           Indentures; Note Guaranty.

This is one of the Notes issued under an Indenture dated as of March 27, 2019 (as amended or supplemented from time to time, the “Indenture”), between the Company and Wilmington Trust, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general senior obligations of the Company, pari passu in right of payment with any existing and future unsubordinated Indebtedness of the Company. The Indenture limits the original aggregate principal amount of the Notes to $600,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note may be guaranteed as set forth in the Indenture.

3.           Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.           Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.           Defaults and Remedies.

If an Event of Default (other than an Event of Default arising from certain events of bankruptcy or insolvency), occurs and is continuing, the Trustee by notice in writing specifying the Event of Default and that it is a “notice” to the Company, or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, shall be due and payable immediately. If certain events of bankruptcy or insolvency with respect to the Company occur and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Notes automatically become due and payable.

6.           Amendment and Waiver.

The Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

7.           Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.           Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.           Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

10.         Collateral.

The Notes are secured by the Collateral on the terms of and subject to the conditions set forth in the Indenture, the Security Documents, the Intercreditor Agreement and the Collateral Trust Agreement, subject to release or termination as provided in the Indenture, the Security Documents, the Intercreditor Agreement and the Collateral Trust Agreement.

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐        (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit G to the Indenture is being furnished herewith.

☐        (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

or

☐        (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee will refuse to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller
By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[1]

By
To be executed by an executive officer

1 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, check the box:

[    ] Section 4.10                                              [    ] Section 4.14

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount (in original principal amount) below:

$                                         .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:1

1 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for one or more Certificated Notes or a part of another Global Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of                     ,

among

VIASAT, INC.,

[NAME OF SUBSIDIARY GUARANTOR]

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

5.625% Senior Secured Notes due 2027

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of             ,         , among Viasat, Inc., a Delaware corporation (the “Company”), [insert each Subsidiary Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into the Indenture, dated as of March 27, 2019 (as amended or supplemented from time to time, the “Indenture”), relating to the Company’s 5.625% Senior Secured Notes due 2027 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any domestic Restricted Subsidiary that in the future borrows or guarantees Indebtedness under the Senior Credit Facility to guarantee all of the Company’s Obligations under the Indenture and the Notes on the terms and conditions set forth herein and in the Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 10 thereof. Notwithstanding the foregoing, the Subsidiary Guarantee of the Undersigned shall be automatically and unconditionally released and discharged as set forth in the Indenture, including under the circumstances described in Section 4.18, Article 8, Section 10.06 and Article 12 thereof, and no further action by the Subsidiary Guarantor, the Company or the Trustee is required for the release of the Undersigned’s Subsidiary Guarantee as contemplated therein.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

VIASAT, INC., as Issuer

By:
Name:
Title:

[SUBSIDIARY GUARANTOR]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT C

RESTRICTED LEGEND

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(A)    REPRESENTS THAT IT IS NOT AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF VIASAT, INC. AND (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(B)    AGREES THAT, PRIOR TO (X) THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WERE THE OWNERS OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO VIASAT, INC. OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO PERSONS OTHER THAN U.S. PERSONS IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(C)    AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S

C-1

UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

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EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE. TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

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EXHIBIT E

REGULATION S LEGEND

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(A)    REPRESENTS THAT IT IS NOT AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF VIASAT, INC. AND (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(B)    AGREES THAT, PRIOR TO (X) THE DATE WHICH IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WERE THE OWNERS OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO VIASAT, INC. OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO PERSONS OTHER THAN U.S. PERSONS IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(C)    AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER

E-1

THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

AS USED HEREIN, THE TERMS “NON-U.S. PERSON,” “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

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EXHIBIT F

Regulation S Certificate

                    ,

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Viasat, Inc. Administrator

Re:        Viasat, Inc.

              5.625% Senior Secured Notes due 2027 (the “Notes”)

        Issued under the Indenture (the “Indenture”) dated

        as of March 27, 2019 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐	A. This Certificate relates to our proposed transfer of $ aggregate principal amount of Notes issued under the Indenture. We hereby certify, represent and warrant as follows:

	1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

	2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

	3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

	4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

	5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐	B. This Certificate relates to our proposed exchange of $ aggregate principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify, represent and warrant as follows:

	1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

	2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

	3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT G

Rule 144A Certificate

                ,

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Viasat, Inc. Administrator

            Re:    Viasat, Inc.

                      5.625% Senior Secured Notes due 2027 (the “Notes”)

                      Issued under the Indenture (the “Indenture”) dated

                      as of March 27, 2019 relating to the Notes

Ladies and Gentlemen:

        This Certificate relates to:

        [CHECK A OR B AS APPLICABLE.]

☐	A.	Our proposed purchase of $ aggregate principal amount of Notes issued under the Indenture.

☐	B.	Our proposed exchange of $ aggregate principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

        We hereby confirm, represent and warrant that:

1.	We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of , 20 , which is a date on or since close of our most recent fiscal year.

2.	We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”).

3.	If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account.

4.	We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

G-1

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

G-2

EXHIBIT H

Institutional Accredited Investor Certificate

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Viasat, Inc. Administrator

        Re:    Viasat, Inc.

                  5.625% Senior Secured Notes due 2027 (the “Notes”)

                  Issued under the Indenture (the “Indenture”) dated

                  as of March 27, 2019 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A.	Our proposed purchase of $ aggregate principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $ aggregate principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm, represent and warrant that:

1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes with a view to, or for offer or sale in connection with, any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We understand and acknowledge that the offer and sale of the Notes have not been registered under the Securities Act and that the Notes and any interest therein may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act. We further agree to provide any Person purchasing any of the Notes from us in a transaction meeting the requirements of clauses (a) through (f) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein. We understand that, on any proposed resale of the Notes or beneficial interest therein, we shall be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

H-4